CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.956% Junior Subordinated Debentures due 2018	$500,100,000	$517,303,440	$60,059

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
File No. 333-157882

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 12, 2009)

State Street Corporation

$500,100,000

4.956% Junior Subordinated Debentures due 2018

This prospectus supplement relates to the remarketing of $500,100,000 aggregate principal amount of 4.956% Junior Subordinated Debentures due 2018 (the “Remarketed Debentures”). We originally issued our 6.001% Junior Subordinated Debentures due 2042 (the “Original Debentures”) to State Street Capital Trust III, a Delaware statutory trust and one of our subsidiaries (the “Trust”), in connection with the offering in January 2008 of our 8.250% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities (the “Normal APEX”). The Original Debentures are being remarketed as the “Remarketed Debentures” to provide the Trust with adequate funds to purchase shares of our Non-cumulative Perpetual Preferred Stock, Series A, $100,000 liquidation preference per share (“Preferred Stock”), as contemplated by the terms of the Normal APEX. See “Remarketing” beginning on page S-34. The Trust is selling all of the Remarketed Debentures in this offering.

The Remarketed Debentures will be unsecured, will be deeply subordinated, including to all of our existing and future Senior and Subordinated Debt, as defined under “Description of the Remarketed Debentures—Subordination”, and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including subordinated debt that is not by its terms expressly made pari passu with or junior to the Remarketed Debentures, but not trade creditors and our $800,010,000 principal amount of floating rate junior subordinated debentures held by State Street Capital Trust IV (the “Capital Trust IV Debentures”).

We have the right to elect to defer, and will also defer if directed to do so by the Federal Reserve Board (the “Federal Reserve”), the payment of interest on the Remarketed Debentures at any time or from time to time. The Remarketed Debentures will be remarketed in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the Remarketed Debentures will accrue at 6.001% per annum from and including September 15, 2010 to but not including February 11, 2011 and at 4.956% per annum from and including February 11, 2011. We will pay interest on the Remarketed Debentures in cash semi-annually on March 15 and September 15 of each year, commencing March 15, 2011. The purchase price for the Remarketed Debentures will reflect the accrued interest from September 15, 2010 to but not including February 11, 2011.

The Remarketed Debentures will mature on March 15, 2018. We will not have the right to redeem the Remarketed Debentures prior to maturity, other than upon the occurrence of a tax event as described in this prospectus supplement.

The Remarketed Debentures are being remarketed through Goldman, Sachs & Co. (the “Remarketing Agent”) pursuant to a remarketing agreement dated February 1, 2011 (the “Remarketing Agreement”), among us, the Trust and the Remarketing Agent. Goldman, Sachs & Co. has also agreed to purchase the Remarketed Debentures from the Trust pursuant to an underwriting agreement dated February 2, 2011 (the “Underwriting Agreement”).

The Remarketed Debentures are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system. The underwriter expects to deliver the Remarketed Debentures, in book-entry form only, through the facilities of the Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A., Luxembourg (“Clearstream”) and/or Euroclear Bank (“Euroclear”), on or about February 11, 2011.

See “Risk Factors” beginning on page S-11 of this prospectus supplement to read about important factors you should consider before buying the Remarketed Debentures.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The Remarketed Debentures are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Price to Public	Remarketing Fee to Remarketing Agent	Proceeds to State Street Capital Trust III
Per Remarketed Debenture	103.440%	0.45%	(1)
Total	$517,303,440	$2,250,450	(1)

(1)	The net proceeds of the offering of $1,029.90 per Remarketed Debenture, and $515,052,990 in the aggregate (less surplus of $1,476), will be invested in U.S. Treasury bills issued March 11, 2010 and due on March 10, 2011 (CUSIP No. 912795V99) (the “Qualifying Treasury Securities”), and such Qualifying Treasury Securities will be pledged to secure the Trust’s obligation to purchase the Preferred Stock from us. On the stock purchase date, March 15, 2011, the Trust will use the proceeds from the pledged Qualifying Treasury Securities, which will mature on March 10, 2011, to make the final distribution to holders of the Normal APEX in respect of the Original Debentures and to purchase the Preferred Stock from us. We will receive $500.1 million from the sale of the Preferred Stock to the Trust. See “Use of Proceeds.”

Remarketing Agent and Sole Book-Runner

Goldman, Sachs & Co.

The date of this prospectus supplement is February 2, 2011.

Prospectus Supplement

Prospectus

It is expected that delivery of the Remarketed Debentures will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which is the seventh business day following the date of pricing of the Remarketed Debentures (such settlement cycle being referred to as “T+7 ”). You should note that trading of the notes on the date of pricing or on the succeeding business days may be affected by the T+7 settlement. See “Underwriting.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” on page S-62.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement. We have not, and the underwriter has not, authorized any other person to provide you with different information. We do not take responsibility for any other information that others may give you.

We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about industry trends, management’s expectations about our financial performance, market growth, acquisitions and divestitures, new technologies, services and opportunities and earnings, management’s confidence in our strategies and other matters that do not relate strictly to historical facts. Forward-looking statements are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

•	the manner in which the Federal Reserve implements the Dodd-Frank Act, including any changes to our minimum regulatory capital ratios;

•	changes to our business model, or how we provide services, required by our compliance with the Dodd-Frank Act, and similar non-U.S. rules and regulations;

•

required regulatory capital ratios under Basel II and Basel III, in each case as fully implemented by State Street and State Street Bank (and in the case of Basel III, when finally adopted by the Federal Reserve), which may result in the need for substantial additional capital or increased levels of liquidity in the future;

•

changes in law or regulation that may adversely affect our, our clients’ or our counterparties’ business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose us to risks related to compliance;

•	financial market disruptions and the economic recession, whether in the U.S. or internationally;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our clients;

•

increases in the volatility of, or declines in the levels of, our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;

•	the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure;

•

the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;

•

delays or difficulties in the execution of our previously announced global multi-year program designed to enhance our operating model, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program, resulting in increased volatility of our earnings;

•	the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings;

•

the risks that acquired businesses will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators;

•

the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;

•	the performance of and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the possibility of our clients incurring substantial losses in investment pools where we act as agent, and the possibility of significant reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•	potential changes to the competitive environment, including changes due to the effects of consolidation, and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•	our ability to measure the fair value of the investment securities on our consolidated balance sheet;

•	the results of litigation, government investigations and similar disputes or proceedings;

•

our ability to control operating risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented;

•	adverse publicity or other reputational harm;

•

our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

•	changes in accounting standards and practices; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial performance due to the factors discussed in this section and elsewhere in this prospectus supplement, the accompanying prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus supplement is first filed with the SEC. We undertake no obligation to revise the forward-looking statements contained in this prospectus supplement to reflect events after the time it is first filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our consolidated results of operations and financial condition.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, including our filings under the Securities Exchange Act of 1934, in particular our reports on Forms 10-K, 10-Q and 8-K, or registration statements filed under the Securities Act of 1933, all of which are accessible on the SEC’s website at www.sec.gov or on our website at www.statestreet.com.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before purchasing any securities in this remarketing. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-62.

State Street Corporation

State Street Corporation is a financial holding company organized under the laws of The Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

We were organized in 1969 and conduct our business primarily through our principal bank subsidiary, State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

With $21.53 trillion of assets under custody and administration and $2.0 trillion of assets under management at December 31, 2010, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Including the United States, we operate in 26 countries and more than 100 geographic markets worldwide.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

Risk Factors

An investment in our Remarketed Debentures involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

Recent Developments

Results of Quarter and Year Ended December 31, 2010

On January 19, 2011, we announced our consolidated results of operations and related financial information for the quarter and year ended December 31, 2010. At December 31, 2010, we had consolidated total assets of $160.51 billion and consolidated total shareholders’ equity of $17.79 billion. As of December 31, 2010, assets under custody and administration rose 15% from December 31, 2009, to $21.53 trillion, and assets under management rose 3% from December 31, 2009 to $2.01 trillion.

Our 2010 fourth quarter diluted earnings per share were $0.16, on revenue of $2.04 billion, compared to diluted earnings per share of $1.00 on revenue of $2.28 billion in the fourth quarter of 2009. Return on common shareholders’ equity was 1.8% in the fourth quarter of 2010 compared to 14.0% in the fourth quarter of 2009. For the full year 2010, diluted earnings were $3.09 per share on revenue of $8.95 billion compared to $3.46 per share, before the extraordinary loss related to the conduit consolidation, on revenue of $8.64 billion, for 2009. Return on common shareholders’ equity in 2010 was 9.5% compared to return on common shareholders’ equity before extraordinary loss of 13.2% in 2009.

Selected Consolidated Financial Information

	Quarters Ended		Years Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
(Dollars in millions, except per share amounts)
Fee Revenue:
Servicing fees	$1,064	$895	$3,938	$3,334
Management fees	221	218	829	766
Trading services	310	270	1,106	1,094
Securities finance	69	83	318	570
Processing fees and other	71	60	349	171

Total fee revenue	1,735	1,526	6,540	5,935

Net Interest Revenue:
Interest revenue	834	877	3,462	3,286
Interest expense	178	180	763	722

Net interest revenue(1)	656	697	2,699	2,564
Gains (Losses) related to investment securities, net:
Net gains (losses) from sales of investment securities	(341)	108	(55)	368
Losses from other-than-temporary impairment	(39)	(257)	(651)	(1,155)
Losses not related to credit	32	206	420	928

Gains (Losses) related to investment securities, net	(348)	57	(286)	141
Total revenue	2,043	2,280	8,953	8,640
Provision for loan losses	(1)	35	25	149

Expenses:
Salaries and employee benefits	935	791	3,524	3,037
Information systems and communications	191	163	713	656
Transaction processing services	171	158	653	583
Occupancy	117	115	463	475
Securities lending charge	—	—	414	—
Provision for legal exposure	—	—	—	250
Restructuring charges	156	—	156	—
Merger and integration costs	12	9	89	49
Other	210	329	830	916

Total expenses	1,792	1,565	6,842	5,966

Income before income tax expense and extraordinary loss	252	680	2,086	2,525
Income tax expense	169	182	530	722

Income before extraordinary loss	83	498	1,556	1,803
Extraordinary loss, net of tax	—	—	—	(3,684)

Net income (loss)	$83	$498	$1,556	$(1,881)

	Quarters Ended		Years Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Adjustments to net income (loss):
Prepayment of preferred stock discount	$—	$—	$—	$(106)
Dividend on preferred stock	—	—	—	(46)
Accretion of preferred stock discount	—	—	—	(11)
Earnings allocated to participating securities	(2)	—	(16)	—

	(2)	—	(16)	(163)

Net income before extraordinary loss available to common shareholders	$81	$498	$1,540	$1,640

Net income (loss) available to common shareholders	$81	$498	$1,540	$(2,044)

Earnings Per Common Share Before Extraordinary Loss:
Basic	$.17	$1.01	$3.11	$3.50
Diluted	.16	1.00	3.09	3.46
Earnings (Loss) Per Common Share:
Basic	$.17	$1.01	$3.11	$(4.32)
Diluted	.16	1.00	3.09	(4.31)
Average Common Shares Outstanding (in thousands):
Basic	495,758	493,459	495,394	470,602
Diluted	499,232	497,615	497,924	474,003

(1)	Net interest revenue on a fully taxable-equivalent basis was $689 million and $729 million for the quarters ended December 31, 2010 and 2009, respectively, and $2.83 billion and $2.69 billion for the years ended December 31, 2010 and 2009, respectively. These amounts included tax-equivalent adjustments of $33 million and $32 million for the quarters ended December 31, 2010 and 2009, respectively, and $129 million and $126 million for the years ended December 31, 2010 and 2009, respectively.

Consolidated Statement of Condition

	December 31, 2010	September 30, 2010	December 31, 2009
(Dollars in millions, except per share amounts)
Assets
Cash and due from banks	$3,311	$4,583	$2,641
Interest-bearing deposits with banks	22,234	24,560	26,632
Securities purchased under resale agreements	2,928	3,941	2,387
Trading account assets	479	1,485	148
Investment securities available for sale	81,881	80,719	72,699
Investment securities held to maturity	12,249	17,577	20,877
Loans and leases (net of allowance of $100, $101 and $79)	11,857	13,665	10,729
Premises and equipment	1,843	1,835	1,953
Accrued income receivable	1,733	1,767	1,497
Goodwill	5,597	5,521	4,550
Other intangible assets	2,593	2,812	1,810
Other assets	13,800	14,499	12,023

Total assets	$160,505	$172,964	$157,946

Liabilities
Deposits:
Noninterest-bearing	$17,464	$17,313	$11,969
Interest-bearing—U.S.	6,957	9,823	5,956
Interest-bearing—Non-U.S.	73,924	77,898	72,137

Total deposits	98,345	105,034	90,062
Securities sold under repurchase agreements	7,599	8,671	10,542
Federal funds purchased	7,748	5,308	4,532
Other short-term borrowings	8,694	13,657	20,200
Accrued taxes and other liabilities	11,782	14,152	9,281
Long-term debt	8,550	8,573	8,838

Total liabilities	142,718	155,395	143,455
Shareholders’ Equity
Preferred stock, no par: authorized 3,500,000; none issued
Common stock, $1 par: authorized 750,000,000 shares; 502,064,454, 502,029,493 and 495,365,571 shares issued	502	502	495
Surplus	9,356	9,310	9,180
Retained earnings	8,634	8,556	7,071
Accumulated other comprehensive loss	(689)	(782)	(2,238)
Treasury stock (at cost 420,016, 437,953 and 431,832 shares)	(16)	(17)	(17)

Total shareholders’ equity	17,787	17,569	14,491

Total liabilities and shareholders’ equity	$160,505	$172,964	$157,946

The Remarketing

Issuer	State Street Corporation

Securities Sold in the Remarketing	$500,100,000 aggregate principal amount of 4.956% Junior Subordinated Debentures due 2018.

Maturity Date	March 15, 2018

Interest Rate	Interest on the Remarketed Debentures will accrue at 6.001% from and including September 15, 2010 to but not including February 11, 2011, and at 4.956% per annum from and including February 11, 2011. The purchase price for the Remarketed Debentures will reflect the accrued interest from September 15, 2010 to but not including February 11, 2011.

Interest Payment Dates	March 15 and September 15 of each year, commencing March 15, 2011.

The Remarketing	Pursuant to the Remarketing Agreement, the Remarketing Agent will use its commercially reasonable efforts to effect this remarketing and, in connection therewith, to obtain a price for the Remarketed Debentures offered in this remarketing that results in proceeds, net of the remarketing fee to be paid to the Remarketing Agent, of at least 100% of their aggregate Remarketing Value. The “Remarketing Value” of each Remarketed Debenture is equal to the present value on the closing date of this remarketing of an amount equal to the principal amount of such Remarketed Debenture, plus the interest that would be payable on such Remarketed Debenture on March 15, 2011, assuming for this purpose, even if not true, that the interest rate on the Remarketed Debentures remains at 6.001%, and all accrued and unpaid interest on the Remarketed Debentures is paid in cash on such date. The aggregate Remarketing Value of the Remarketed Debentures is approximately $515.1 million.

Remarketing Agent and Sole Book-Runner	Goldman, Sachs & Co.

Redemption	We will not have the right to redeem the Remarketed Debentures prior to maturity, other than upon the occurrence of a tax event as described under “Description of the Remarketed Debentures.”

Ranking	The Remarketed Debentures will be unsecured, will be deeply subordinated, including to all of our existing and future Senior and Subordinated Debt, and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including subordinated debt that is not by its terms expressly made pari passu with or junior to the Remarketed Debentures, but not trade creditors and the Capital Trust IV Debentures. See “Description of the Remarketed Debentures—Subordination.”

Optional Deferral	We have the right to elect to defer, and will also defer if directed to do so by the Federal Reserve, the payment of interest on the Remarketed Debentures at any time or from time to time, as described under “Description of the Remarketed Debentures—Option to Defer Interest Payments.”

Denomination	$2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	The Trust will use the proceeds from the Qualifying Treasury Securities it receives in connection with this remarketing to make the final distribution to holders of the Normal APEX in respect of the Original Debentures and to purchase the shares of our Preferred Stock it is obligated to purchase under the Stock Purchase Contracts, as defined under “Remarketing.” We will, in turn, receive proceeds from our sale of the Preferred Stock to the Trust of $500.1 million. We intend to use the proceeds we receive for general corporate purposes, as described under “Use of Proceeds.”

Clearance and Settlement	The Remarketed Debentures will be cleared through DTC, Clearstream and Euroclear.

No Public Market	The Remarketed Debentures are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system.

Governing Law	New York

State Street Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

Our ratios of earnings to fixed charges are set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is incorporated by reference into this prospectus supplement.

RISK FACTORS

An investment in the Remarketed Debentures is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents included or incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances.

Risks Related to the Remarketed Debentures

The Remarketed Debentures are deeply subordinated.

The Remarketed Debentures will be unsecured, will be deeply subordinated, including to all of our existing and future Senior and Subordinated Debt, and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including subordinated debt that is not by its terms expressly made pari passu with or junior to the Remarketed Debentures, but not trade creditors and the Capital Trust IV Debentures. See “Description of the Remarketed Debentures—Subordination.” In addition, we are obligated under letters of credit, capital leases, guarantees, foreign exchange contracts and interest rate swap contracts to which the Remarketed Debentures are subordinated pursuant to the terms of the indenture governing the Remarketed Debentures. This means that we cannot make any payments on the Remarketed Debentures if certain events of default have occurred under our Senior and Subordinated Debt. In the event of our bankruptcy or liquidation, our assets must be used to pay off our Senior and Subordinated Debt in full before any payments may be made on the Remarketed Debentures. The Remarketed Debentures rank on par with the $800 million floating rate junior subordinated debentures due 2037 we issued to State Street Capital Trust IV in 2007. The Remarketed Debentures are junior to the $155 million floating rate junior subordinated debentures due 2028 we issued to State Street Capital Trust I.

As of December 31, 2010, we along with our subsidiaries had approximately $7.3 billion of outstanding long-term debt to which the Remarketed Debentures will be either effectively or contractually subordinated.

The Remarketed Debentures will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, our ability to make payments on the Remarketed Debentures will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, our obligations under the Remarketed Debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to our assets as the source of payment for the Remarketed Debentures.

We may defer interest payments on the Remarketed Debentures, which may have an adverse effect on the value of the Remarketed Debentures.

We have the right to elect to defer, and will also defer if directed to do so by the Federal Reserve, the payment of interest on the Remarketed Debentures. During any such deferral period, holders of the Remarketed Debentures will receive limited or no current payments and, so long as we are otherwise in compliance with our other obligations under the Remarketed Debentures, such holders will have no remedies against us for nonpayment. Holders of the Remarketed Debentures are subject to the risk that we will not be able to make payments on the Remarketed Debentures following a deferral period, or that payments following a deferral period will not adequately compensate them for not having been paid on the interest payment dates during such deferral period.

In addition, if we exercise our option to defer interest on the Remarketed Debentures, we intend to treat the Remarketed Debentures as redeemed and reissued, solely for U.S. federal income tax purposes, with original issue discount. As a result, you will be required to continue to accrue income for U.S. federal income tax purposes even though you would not receive current cash payments in respect of the Remarketed Debentures. See “Certain U.S. Federal Tax Consequences” beginning on page S-51.

The terms of certain of our outstanding debt obligations prohibit us from making any payment of principal of or interest on the Remarketed Debentures and from repaying, redeeming or repurchasing any Remarketed Debentures if an event of default under any indenture governing those debt obligations has occurred and is continuing.

There is no limit on the amount of indebtedness for money borrowed we may issue that ranks senior to the Remarketed Debentures upon our liquidation or in right of payment as to principal or interest.

The indenture governing the Remarketed Debentures does not limit our ability or the ability of our subsidiaries to incur additional debt that ranks senior to the Remarketed Debentures, including secured or unsecured debt. If we incur additional debt or liabilities, our ability to pay our obligations on the Remarketed Debentures could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities that rank senior to the Remarketed Debentures.

In addition, we are permitted to make payments of interest on “parity securities” during a deferral period on the Remarketed Debentures that, if not made, would cause us to breach the terms of the instrument governing such securities. “Parity securities” are debt securities or guarantees that rank on par with the Remarketed Debentures upon our liquidation. The terms of the Remarketed Debentures permit us to make any payment of current or deferred interest on parity securities and on the Remarketed Debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the Remarketed Debentures.

Holders of the Remarketed Debentures have limited rights of acceleration.

Payment of the principal and accrued and unpaid interest on the Remarketed Debentures is subject to acceleration only upon the occurrence and continuation of an event of default under the indenture. Events of default under the indenture are generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of a major subsidiary depository institution of us within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, State Street Bank is our only major subsidiary depository institution. There is no right to acceleration upon breaches by us of other covenants under the indenture.

The secondary market for the Remarketed Debentures may be illiquid.

There is currently no secondary market for the Remarketed Debentures. We do not intend to apply for listing of the Remarketed Debentures on any securities exchange or for quotation of the Remarketed Debentures in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Remarketed Debentures will develop, the ability of holders of the Remarketed Debentures to sell their Remarketed Debentures or the price at which holders may be able to sell their Remarketed Debentures. If no active trading market develops, you may be unable to resell the Remarketed Debentures at any price or at their fair market value.

If a trading market does develop, changes in our credit ratings or the financial markets could adversely affect the market price of the Remarketed Debentures.

If a trading market does develop, the price for the Remarketed Debentures will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Remarketed Debentures.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the Remarketed Debentures.

Certain aspects of the tax accounting for the Remarketed Debentures are unclear.

We will treat the Remarketed Debentures as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Remarketed Debentures as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing Remarketed Debentures you agree to report income on this basis. However, because no regulations, rulings or other authorities address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Remarketed Debentures, other treatments of the Remarketed Debentures are possible. See “Certain U.S. Federal Tax Consequences” beginning on page S-51.

Risks Related to State Street

The failure or instability of any of our significant counterparties, many of whom are major financial institutions, and our assumption of significant credit and counterparty risk, could expose us to loss.

The financial markets are characterized by extensive interdependencies among financial institutions, including banks, broker/dealers, collective investment funds and insurance companies. As a result of these interdependencies, we and many of our clients have concentrated counterparty exposure to other financial institutions, particularly large and complex institutions. Although we have procedures for monitoring both individual and aggregate counterparty risk, like other large financial institutions, the nature of our business is such that large individual and aggregate counterparty exposure is inherent in our business as our focus is on large institutional investors and their businesses. From time to time, we assume concentrated credit risk at the individual obligor, counterparty or guarantor level. Such concentrations may be material and can from time to time exceed 10% of our consolidated total shareholders equity. Our material counterparty exposures change daily, and the counterparties to which our risk exposure exceeds 10% of our consolidated total shareholders’ equity are also variable during any reported period; however, our largest exposures tend to be to other financial institutions. Further, exposure to such counterparties generally is the result of our role as agent to numerous entities affiliated with a single counterparty. These affiliated entities and our risk exposures to them also vary.

Concentration of counterparty exposure presents significant risks to us and to our clients because the failure or perceived weakness of any of our counterparties (or in some cases of our clients’ counterparties) has the potential to expose us to risk of loss.

The instability of the financial markets since 2007 has resulted in many financial institutions becoming significantly less creditworthy, and as a result we may be exposed to increased counterparty risks, both in our role as principal and in our capacity as agent for our clients. Changes in market perception of the financial strength of particular financial institutions can occur rapidly, are often based upon a variety of factors and are difficult to predict. In addition, as U.S. and non-U.S. governments have addressed the financial crisis in an evolving manner, the criteria for and manner of governmental support of financial institutions and other economically important sectors remain uncertain. If a significant individual counterparty defaults on an obligation to us, we could incur financial losses that materially adversely affect our businesses and our consolidated results of operations and financial condition. A counterparty default can also have adverse effects on, and financially weaken, other of our counterparties, which could also materially adversely affect our businesses and our consolidated results of operations and financial condition.

The degree of client demand for short-term credit also tends to increase during periods of market turbulence, exposing us to further counterparty-related risks. For example, investors in collective investment vehicles for which we act as custodian may engage in significant redemption activity due to adverse market or economic news that was not anticipated by the fund’s manager. Our relationship with our clients, the nature of the settlement process and our systems may result in the extension of short-term credit in such circumstances. For some types of clients, we provide credit to allow them to leverage their portfolios, which may expose us to potential loss if the client experiences credit difficulties. In addition to our exposure to financial institutions, we are from time to time exposed to concentrated credit risk at the industry or country level, potentially exposing us to a single market or political event or a correlated set of events. We are also generally not able to net exposures across counterparties that are affiliated entities and may not be able in all circumstances to net exposures to the same legal entity across multiple products. As a consequence, we may incur a loss in relation to one entity or product even though our exposure to one of its affiliates or across product types is over-collateralized. Moreover, not all of our counterparty exposure is secured and, when our exposure is secured, the realizable market value of the collateral may have declined by the time we exercise rights against that collateral. This risk may be particularly acute if we are required to sell the collateral into an illiquid or temporarily impaired market.

In addition, our clients often purchase securities or other financial instruments from a financial counterparty, including broker/dealers, under repurchase arrangements, frequently as a method of reinvesting the cash collateral they receive from lending their securities. Under these arrangements, the counterparty is obligated to repurchase these securities or financial instruments from the client at the same price at some point in the future. The anticipated value of the collateral is intended to exceed the counterparty’s repayment obligation. In many cases, we agree to indemnify our clients from any loss that would arise upon a default by the counterparty if the proceeds from the disposition of the securities or other financial assets are less than the amount of the repayment obligation by the client’s counterparty. In those instances, we, rather than our client, are exposed to the risks associated with counterparty default and collateral value.

We also engage in certain off-balance sheet activities that involve risks. For example, we provide benefit responsive contracts, known as wraps, to defined contribution plans that offer a stable value option to their participants. During the financial crisis, the book value of obligations under many of these contracts exceeded the market value of the underlying portfolio holdings. Concerns regarding the portfolio of investments protected by such contracts, or regarding the investment manager overseeing such an investment option, may result in redemption demands from stable value products covered by benefit responsive contracts at a time when the portfolio’s market value is less than its book value, potentially exposing us to risk of loss. Similarly, we provide liquidity facilities in the form of standby bond purchase agreements in connection with the remarketing of municipal obligations, potentially exposing us for short periods to credit exposure to the municipalities issuing such bonds and to increased liquidity demands. In the current economic environment, where municipal credits are subject to increased investor concern, the risks associated with such businesses increase. Further, our off-balance sheet activities also include indemnified securities financing obligations, where we indemnify our clients against losses they incur in connection with the failure of borrowers under our program to return securities on loan. In addition, certain of our clients reinvest cash collateral in repurchase arrangements, and we may indemnify such clients against counterparty default.

Although our overall business is subject to these interdependencies, several of our lines of business are particularly sensitive to them, including our Global Treasury operations, currency and other trading activities, securities lending business and investment management business. Given the limited number of strong counterparties in the current market, we are not able to mitigate all of our and our clients’ counterparty credit risk. The current consolidation of financial service firms that began in 2008, and the failures of other financial institutions, have increased the concentration of our counterparty risk.

Our business involves significant European operations, and disruptions in European economies could have a material adverse effect on our operations or financial performance.

The financial markets remain concerned about the ability of certain European countries, particularly Greece, Ireland and Portugal, but also others such as Spain and Italy, to finance their deficits and service growing debt burdens amidst difficult economic conditions. This loss of confidence has led to rescue measures for Greece and Ireland by Euro-zone countries and the International Monetary Fund. The actions required to be taken by those countries as a condition to rescue packages, and by other countries to mitigate similar developments in their economies, have resulted in increased political discord within and among Euro-zone countries. The interdependencies among European economies and financial institutions have also exacerbated concern regarding the stability of European financial markets generally and certain institutions in particular. Given the scope of our European operations, clients and counterparties, persistent disruptions in the European financial markets, the attempt of a country to abandon the Euro, the failure of a significant European financial institution, even if not an immediate counterparty to us, or persistent weakness in the Euro, could have a material adverse impact on our operations or financial performance.

Our investment portfolio and financial condition could be adversely affected by changes in various interest, market and credit risks.

Our investment portfolio represented approximately 59% of our consolidated total assets as of December 31, 2010, and the interest revenue associated with our investment portfolio represented approximately 31% of our consolidated total gross revenue for the year ended December 31, 2010. As such, our consolidated results of operations and financial condition are materially exposed to the risks associated with our investment portfolio, including, without limitation, changes in interest rates, credit spreads, credit performance, credit ratings, access to liquidity, mark-to-market valuations and our ability to reinvest repayments of principal with respect to portfolio securities. Relative to many other major financial institutions, investment securities represent a greater percentage of our consolidated balance sheet and commercial loans represent a smaller percentage. Our investment portfolio continues to have significant concentrations in certain classes of securities, including non-agency residential mortgage-backed securities, commercial mortgage backed securities and other asset-backed securities and securities with concentrated exposure to consumers. These classes and types of securities experienced significant liquidity, valuation and credit quality deterioration during the financial disruption that began in mid-2007. We also have material holdings of non-U.S. mortgage-backed and asset-backed securities with exposures to European countries whose sovereign debt markets have, to varying degrees, been under stress over the past year and may continue to experience stress in the future. For further information, see the risk factor above titled “Our business involves significant European operations, and disruptions in European economies could have a material adverse impact on our operations or financial performance”. Further, we hold a portfolio of state and municipal bonds; and, in view of the budget deficits that most states and many municipalities are currently incurring due to the continued depressed economic environment, the risks associated with this portfolio have increased. If market conditions similar to those experienced in 2007 and 2008 were to return, our portfolio could experience a decline in liquidity and market value, regardless of our credit view of our portfolio holdings. For example, we recorded significant non-credit losses in connection with the consolidation of our off-balance sheet asset-backed commercial paper conduits in 2009 and the repositioning of our investment portfolio in 2010 with respect to these asset classes. In addition, deterioration in the credit quality of our portfolio holdings could result in other-than-temporary impairment. Our investment portfolio is further subject to changes in both domestic interest rates and foreign interest rates (primarily in Europe) and could be negatively impacted by rising interest rates. In addition, while the securities in our investment portfolio are primarily rated AAA or AA, if a material portion of our investment portfolio were to experience rating declines below investment grade, our capital ratios under the requirements of Basel II and Basel III could be adversely affected, which risk is greater with portfolios of investment securities than with loans or holdings in Treasury securities.

Our business activities expose us to liquidity and interest-rate risk.

In our business activities, we assume liquidity and interest-rate risk in our investment portfolio of longer-and intermediate-term assets, and our net interest revenue is affected by the levels of interest rates in global markets, changes in the relationship between short- and long-term interest rates, the direction and speed of interest-rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-earning assets and interest-bearing liabilities. Our ability to anticipate these changes or to hedge the related on- and off-balance sheet exposures can significantly influence the success of our asset- and liability-management activities and the resulting level of our net interest revenue. The impact of changes in interest rates will depend on the relative durations of assets and liabilities as well as the currencies in which they are denominated. Sustained lower interest rates, a flat or inverted yield curve and narrow interest-rate spreads generally have a constraining effect on our net interest revenue. In particular, if short-term interest rates rise, our net interest revenue is likely to decline, and any such decline could be material.

In addition, we may be exposed to liquidity or other risks in managing asset pools for third parties that are funded on a short-term basis, or where the clients participating in these products have a right to the return of cash or assets on limited notice. These business activities include, among others, securities finance collateral pools, money market and other short-term investment funds and liquidity facilities utilized in connection with municipal bond programs. If clients demand a return of their cash or assets, particularly on limited notice, and our investment portfolio does not have the liquidity to support those demands, we could be forced to sell investment securities at unattractive prices.

If we are unable to continuously attract deposits and other short-term funding, our financial condition, including our capital ratios, our consolidated results of operations and our business prospects could be harmed.

Liquidity management is critical to the management of our consolidated balance sheet and to our ability to service our client base. We generally use our sources of funds to:

•	extend credit to our clients in connection with our custody business;

•	meet demands for return of funds on deposit by clients; and

•	manage the pool of long- and intermediate-term assets that are included in investment securities on our consolidated balance sheet.

Because the demand for credit by our clients is difficult to forecast and control, and may be at its peak at times of disruption in the securities markets, and because the average maturity of our investment portfolio is significantly longer than the contractual maturity of our client deposit base, we need to continuously attract, and are dependent upon, access to various sources of short-term funding.

In managing our liquidity, our primary source of short-term funding is client deposits, which are predominantly transaction-based deposits by institutional investors. Our ability to continue to attract these deposits, and other short-term funding sources such as certificates of deposit and commercial paper, is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, the relative interest rates that we are prepared to pay for these deposits and the perception of safety of those deposits or short-term obligations relative to alternative short-term investments available to our clients, including the capital markets. For example, the contraction in the number of counterparties for which we have a favorable credit assessment as a result of ongoing market disruptions has made it difficult for us to invest our available liquidity, which has adversely affected the rate of return that we have earned on these assets, which could harm our ability to attract client deposits.

The availability and cost of credit in short-term markets is highly dependent upon the markets’ perception of our liquidity and creditworthiness. Our efforts to monitor and manage our liquidity risk may not be successful or sufficient to deal with dramatic or unanticipated changes in the global securities markets or other event-driven reductions in liquidity. In such events, our cost of funds may increase, thereby reducing our net interest revenue, or we may need to dispose of a portion of our investment portfolio, which, depending upon market conditions, could result in the realization of a loss in our consolidated statement of income.

The global recession and financial crisis that began in mid-2007 have adversely affected us and increased the uncertainty and unpredictability we face in managing our businesses. Continued or additional disruptions in the global economy or financial markets could further adversely affect our business and financial performance.

Our businesses have been significantly affected by global economic conditions and their impact on financial markets. Since mid-2007, global credit and other financial markets have suffered from substantial volatility, illiquidity and disruption as a result of the global recession and financial crisis. The resulting economic pressure and lack of confidence in the financial markets have adversely affected our business, as well as the businesses of our clients and significant counterparties. These events, and the potential for continuing or additional disruptions, have also affected overall confidence in financial institutions, have further exacerbated liquidity and pricing issues within the fixed-income markets, have increased the uncertainty and unpredictability we face in managing our businesses and have had an adverse effect on our consolidated results of operations and our financial condition. While global economies and financial markets have shown initial signs of stabilizing, the occurrence of additional disruptions in, or a worsening of, global markets or economic conditions could adversely affect our businesses and the financial services industry in general.

Market disruptions can adversely affect our revenue if the value of assets under custody, administration or management decline, while the costs of providing the related services remain constant due to the fixed nature of such costs. These factors can reduce our asset-based fee revenue and could adversely affect our other transaction-based revenue, such as revenues from securities finance and foreign exchange activities, and the volume of transactions that we execute for or with our clients, but the costs of providing the related services would not similarly decline. Further, the degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, increased currency volatility tends to increase our market risk but also our foreign exchange revenue. Conversely, periods of lower currency volatility tend to decrease market risk and our foreign exchange revenue. In addition, as our business grows globally and as a greater percentage of our revenue is earned in currencies other than U.S. Dollars, our exposure to foreign currency volatility could affect our levels of consolidated revenue, our expenses and our results of operations, as well as the value of our investment in our non-U.S. operations and investment portfolio holdings. As our product offering within our Global Markets businesses expands, in part to seek to take advantage of perceived opportunities arising under various regulatory reforms and resulting market changes, our exposure to volatility in currencies and interest rates may increase, potentially resulting in greater revenue volatility in our trading businesses. We also may need to make additional investments to enhance our risk management capabilities to support these businesses, which may increase the operating expenses of such businesses or, if our risk management resources fail to keep pace with product expansion, result in increased risk of loss from our trading businesses.

We face extensive and changing government regulation, including changes to capital requirements under the Dodd-Frank Act, Basel II and Basel III, which may increase our costs and expose us to risks related to compliance.

Most of our businesses are subject to extensive regulation by multiple regulatory bodies, and many of the clients to which we provide services are themselves subject to a broad range of regulatory requirements. These regulations may affect the manner and terms of delivery of our services. As a financial institution with substantial international operations, we are subject to extensive regulatory and supervisory oversight, both in the U.S. and outside the U.S. in connection with our global operations. The regulations affect, among other things, the scope of our activities and client services, our capital structure and our ability to fund the operations of our subsidiaries, our lending practices, our dividend policy, the manner in which we market our services and our interactions with foreign regulatory agencies and officials, for example, as a result of the Foreign Corrupt Practices Act. The Dodd-Frank Act, which became law in July 2010, will have a significant impact on the regulatory structure of the financial markets and will impose additional costs on us. It also could adversely affect certain of our business operations and competitive position, or those of our clients. The Dodd-Frank Act, among other things, establishes a new Financial Stability Oversight Council to monitor systemic risk posed by financial institutions, restricts proprietary trading and private fund investment activities by banking institutions, creates a new framework for the regulation of derivatives, alters the regulatory capital treatment of trust preferred securities and other hybrid capital securities and revises the FDIC’s assessment base for deposit insurance. Provisions in the Dodd-Frank Act may also restrict the flexibility of financial institutions to compensate their employees. In addition, provisions in the Dodd-Frank Act may require changes to the existing Basel II capital rules or affect their interpretations by institutions or regulators, which could have an adverse effect on our ability to comply with Basel II regulations, our business operations, capital structure, capital ratios or financial performance. The final effects of the Dodd-Frank Act on our business will depend largely on the implementation of the Act by regulatory bodies and the exercise of discretion by these regulatory bodies. In addition, rapid regulatory change is occurring internationally with respect to financial institutions, including, but not limited to, the implementation of Basel III and the Alternative Investment Fund Managers Directive and the potential adoption of the EU derivatives initiatives and revisions to the European collective investment fund, or UCITS, directive. Among current regulatory developments are proposed rules to enhance the responsibilities of custodians to their clients for asset losses. The Dodd-Frank Act and these other international regulatory changes could limit our ability to pursue certain business opportunities, increase our regulatory capital requirements and impose additional costs on us, and otherwise adversely affect our business operations and have other negative consequences, including a reduction of our credit ratings. Different countries may respond to the market and economic environment in different and potentially conflicting manner, which could have the impact of increasing the cost of compliance for us.

New or modified regulations and related regulatory guidance, including under Basel III and the Dodd-Frank Act, may have unforeseen or unintended adverse effects on the financial services industry. The regulatory perspective, particularly that of the Federal Reserve Board, on regulatory capital requirements may affect our ability to make acquisitions, declare dividends or repurchase our common stock unless we can demonstrate, to the satisfaction of our regulators, that such actions would not adversely affect our regulatory capital position in the event of a severely stressed market environment. In addition, the implementation of certain of the proposals with regard to regulatory capital could disproportionately affect our regulatory capital position relative to that of our competitors.

If we do not comply with governmental regulations, we may be subject to fines, penalties, lawsuits or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations and, in turn, our consolidated results of operations. Similarly, many of our clients are subject to significant regulatory requirements, and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations can significantly affect the services that we are asked to provide, as well as our costs. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain clients. If we cause clients to fail to comply with these regulatory requirements, we may be liable to them for losses and expenses that they incur. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our consolidated results of operations.

Our business may be adversely affected upon our implementation of the revised capital requirements under Basel II Capital Rules, Basel III and the Dodd-Frank Act or in the event our capital structure is determined to be insufficient as a result of mandated stress testing.

We are currently in the qualification period that is required to be completed prior to our full implementation of the Basel II capital rules. During the qualification period we must demonstrate that we comply with the Basel II requirements to the satisfaction of the Federal Reserve. During or subsequent to this qualification period, the Federal Reserve may determine that we are not in compliance with certain aspects of the regulation and may require us to take certain actions to come into compliance that could adversely affect our business operations, capital structure, capital ratios or financial performance. In addition, regulators could change the Basel II capital rules or their interpretations as they apply to State Street, potentially due to the rulemaking associated with certain provisions of the Dodd-Frank Act, which could adversely affect us and our ability to comply with Basel II.

Basel III, the Dodd-Frank Act and the regulatory rules to be adopted for the implementation of Basel III and the Dodd-Frank Act will result in an increase in the minimum levels of capital and liquidity that we will be required to maintain and changes in the manner in which our capital ratios are calculated. In addition, we are required by the Federal Reserve to conduct periodic stress testing of our business operations, and our capital structure and liquidity management are subject to periodic review and stress testing by the Federal Reserve, which is used by the Federal Reserve to evaluate the adequacy of our capital and the potential requirement to maintain capital levels in addition to regulatory minimums. Banking regulators have not yet issued final rules and guidance for our implementation of the revised capital and liquidity rules under Basel III and the Dodd-Frank Act. Consequently, we cannot determine at this time how our regulatory capital and our business operations will align with the regulatory capital requirements to be implemented. Our implementation of the new capital requirements may not be approved by the Federal Reserve and the Federal Reserve may impose capital requirements in excess of our expectations, and maintenance of high levels of liquidity may adversely affect our revenues. In the event our implementation of the new capital requirements under Basel III and the Dodd-Frank Act or our current capital structure are determined not to conform with current and future capital requirements, our ability to deploy capital in the operation of our business or our ability to distribute capital to shareholders may be constrained and our business may be adversely affected.

Any downgrades in our credit ratings, or an actual or perceived reduction in our financial strength, could adversely affect our borrowing costs, capital costs and liquidity and cause reputational harm.

Various independent rating agencies publish credit ratings for our debt obligations based on their evaluation of a number of factors, some of which relate to our performance and other corporate developments, including financings, acquisitions and joint ventures, and some of which relate to general industry conditions. We anticipate that the rating agencies will review our ratings regularly based on our consolidated results of operations and developments in our businesses. Our credit ratings were downgraded by each of the principal rating agencies during the first quarter of 2009. A further downgrade or a significant reduction in our capital ratios might adversely affect our ability to access the capital markets or might increase our cost of capital. We cannot provide assurance that we will continue to maintain our current ratings. The current market environment and our exposure to other financial institution counterparties increases the risk that we may not maintain our current ratings. Downgrades in our credit ratings may adversely affect our borrowing costs, our capital costs and our ability to raise capital and, in turn, our liquidity. A failure to maintain an acceptable credit rating may also preclude us from being competitive in certain products, may be negatively perceived by our clients or counterparties or may have other adverse reputational effects.

Additionally, our counterparties, as well as our clients, rely upon our financial strength and stability and evaluate the risks of doing business with us. If we experience diminished financial strength or stability, actual or perceived, including due to market or regulatory developments, our announced or rumored business developments or consolidated results of operations, a decline in our stock price or a reduced credit rating, our counterparties may become less willing to enter into transactions, secured or unsecured, with us, our clients may reduce or place limits upon the level of services we provide them or seek other service providers and our prospective clients may select other service providers. The risk that we may be perceived as less creditworthy relative to other market participants is increased in the current market environment, where the consolidation of financial institutions, including major global financial institutions, is resulting in a smaller number of much larger counterparties and competitors. If our counterparties perceive us to be a less viable counterparty, our ability to enter into financial transactions on terms acceptable to us or our clients, on our or our clients’ behalf, will be materially compromised. If our clients reduce their deposits with us or select other service providers for all or a portion of the services we provide them, our revenues will decrease accordingly.

We may need to raise additional capital in the future, which may not be available to us or may only be available on unfavorable terms.

We may need to raise additional capital in order to maintain our credit ratings, in response to changes in regulatory capital rules or for other purposes, including to finance acquisitions. However, our ability to access the capital markets, if needed, will depend on a number of factors, including the state of the financial markets. In the event of rising interest rates, disruptions in financial markets, negative perception of our business and financial strength, or other factors that would increase our cost of borrowing, we cannot be sure of our ability to raise additional capital, if needed, on terms acceptable to us, which could adversely affect our business and ability to implement our business plan and strategic goals, including the financing of acquisitions.

Our businesses may be adversely affected by litigation.

From time to time, our clients, or the government on their behalf, may make claims and take legal action relating to, among other things, our performance of fiduciary or contractual responsibilities. In any such claims or actions, demands for substantial monetary damages may be asserted against us and may result in financial liability or an adverse effect on our reputation among investors or on client demand for our products and services. We may be unable to accurately estimate our exposure to litigation risk when we record balance sheet reserves for probable loss contingencies. As a result, any reserves we establish to cover any settlements or judgments may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated results of operations or financial condition.

In the ordinary course of our business, we are also subject to various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. These may be directed generally to participants in the businesses in which we are involved or may be specifically directed at us. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.

In view of the inherent difficulty of predicting the outcome of legal actions and regulatory matters, we cannot provide assurance as to the outcome of any pending matter or, if determined adversely against us, the costs associated with any such matter, particularly where the claimant seeks very large or indeterminate damages or where the matter presents novel legal theories, involves a large number of parties or is at a preliminary stage. The resolution of certain pending legal actions or regulatory matters, if unfavorable, could have a material adverse effect on our consolidated results of operations for the quarter in which such actions or matters are resolved or a reserve is established.

We may incur losses, which could be material to our financial performance in the periods incurred, arising from bankruptcy-related claims by and against Lehman entities in the United States and the U.K.

We have claims against Lehman entities in bankruptcy proceedings in the U.S. and the U.K. We also have amounts that we owe to Lehman entities. These claims and amounts owed arise from the resolution of transactions that existed at the time the Lehman entities entered bankruptcy, including foreign exchange transactions, securities lending arrangements and repurchase agreements. In the aggregate, the amounts that we believe we owe Lehman entities, as reflected in our submissions in the bankruptcy proceedings, are less than our estimate of the realizable value of the claims we have asserted against Lehman entities. However, we may recognize gains and losses in different fiscal periods depending in part on the timing and sequence of the resolution of the claims by us and against us in the different proceedings. In addition, the process for resolving these claims and obligations is complex and may continue for some time. We do not know whether the bankruptcy courts and administrators will accept or challenge our claims; question positions we have taken as to our contractual rights and obligations; question any of the valuations or other calculations that we have used in preparing such claims; or seek amounts from us greater than those which we believe to be due.

For example, in connection with the resolution of our obligations pursuant to the repurchase agreements between our clients in the U.S. and a Lehman entity, we indemnified our clients against loss and assumed our clients’ rights with respect to collateral consisting of direct and indirect interests in commercial real estate loans. For purposes of our claim in the bankruptcy court, we valued this collateral at our estimate of its liquidation value following the Lehman bankruptcy; however, when we took possession of this collateral and recorded it in our consolidated balance sheet, we valued the collateral based upon our estimate of its fair value in accordance with GAAP, which fair value was significantly greater than its liquidation value. This difference in valuation, among other factors, could result in the bankruptcy court assigning a lesser value to our claim or rejecting our claim entirely. Similarly, certain of our clients had entered into securities lending arrangements and/or repurchase agreements with Lehman’s U.K. affiliate. In accordance with the terms of our lending program and repurchase agreement product, we have indemnified those clients against loss in connection with the resolution of these arrangements, and sold or taken possession of the related collateral, which included asset-backed securities. For purposes of the resolution of securities lending arrangements and repurchase agreements in the U.K. in connection with the bankruptcy proceedings, we valued the asset-backed securities at their assumed liquidation values, in each case reflecting the absence of an active trading market for these securities following the bankruptcy of Lehman. We subsequently recorded these assets in our consolidated balance sheet at a significantly greater value, based upon relevant market conditions and our assessment of their fair value in accordance with GAAP at that time. As a result of these valuation decisions, we determined that there was a shortfall in collateral supporting repurchase agreements and applied excess collateral supporting Lehman’s obligations under securities lending arrangements against Lehman’s obligations under the repurchase agreements. The administrator in the U.K. bankruptcy proceedings may challenge any or all of the positions that we have taken, including our valuation of the collateral and the application of excess collateral supporting Lehman’s obligations under the securities lending arrangements against Lehman’s unsecured obligations under the repurchase agreements. Given the uncertainty in the process and the potential for a court or administrator to challenge the amounts that we believe to be owed by us or due to us, it is possible that our obligations, net of recoveries, to Lehman entities may be substantial, with the result that our net payment obligations could be potentially as much as several hundred million dollars.

We may incur losses, which could be material to our consolidated results of operations in the period incurred, with respect to prime broker arrangements we had with Lehman entities.

In our capacity as manager and trustee, we appointed Lehman as prime broker for certain common trust funds. Of the seven investors in these funds, one has obtained a judgment against us, we have entered into a settlement agreement with another and four others have commenced litigation against us. The aggregate net asset value, at September 15, 2008 (the date two of the Lehman entities involved entered into insolvency proceedings), of cash and securities held by Lehman entities attributable to clients with whom we have not resolved claims was approximately $170 million. The claims of these clients should be reduced by the value of the distributions from the Lehman entities to these common trust funds, which amounts cannot be determined at this time. There can be no assurance as to the outcome of these proceedings, and an adverse resolution could have a material adverse effect on our results of operations in the fiscal period or periods in which resolved.

We face litigation and governmental and client inquiries in connection with our provision of foreign exchange services to custody clients.

In October 2009, the Attorney General of the State of California commenced an action against State Street Bank under the California False Claims Act and California Business and Professional Code relating to foreign exchange services State Street Bank provides to certain California state pension plans. The California Attorney General asserts that the pricing of certain foreign exchange transactions for these pension plans was not consistent with the terms of the applicable custody contracts and related disclosures to the plans, and that, as a result, State Street Bank made false claims and engaged in unfair competition. The Attorney General asserts actual damages of $56 million for periods from 2001 to 2007 and seeks additional penalties, including treble damages. We provide custody and foreign exchange services to government pension plans in other jurisdictions and attorneys general from a number of these other jurisdictions, as well as the U.S. Attorney’s office, have requested information in connection with informal inquiries into our foreign exchange pricing. We have entered into a settlement with respect to our foreign exchange services to the State of Washington, to which we had contractual obligations different from those owed the California state pension plans. If additional litigation concerning foreign exchange pricing is commenced against us, such actions could have a material impact on our reputation and on our future revenues. The services we offer to the State of California are also offered to a broad range of custody clients in the U.S. and internationally. There can be no assurance as to the outcome of the pending proceeding in California or other proceedings that might be commenced against us by any other Attorneys General or clients, and the resolution of any such proceedings could have a material adverse effect on our future consolidated results of operations. In light of the action commenced by the California Attorney General, we are providing clients with more information about the way that we set the rates for this product and the alternatives offered by us for addressing foreign exchange requirements. Although we believe this disclosure will address client interests for increased information, over time it could result in pressure on our pricing of these services or result in clients electing other foreign exchange execution options, which would have an adverse impact on the revenue from, and profitability of, these services for us.

Our reputation and business prospects may be damaged if our clients incur substantial losses in investment pools where we act as agent.

Our management of collective investment pools on behalf of clients exposes us to reputational risk and, in some cases, operational losses. If our clients incur substantial losses in these pools, particularly in money market funds (where there is a general market expectation that net asset value will not drop below $1.00 per share), receive redemptions as in-kind distributions rather than in cash, or experience significant underperformance relative to the market or our competitors’ products, our reputation could be significantly harmed, which could significantly and adversely affect the prospects of our associated business units. Because we often implement investment and operational decisions and actions over multiple investment pools to achieve scale, we face the risk that losses, even small losses, may have a significant effect in the aggregate. While it is currently not our intention, any decision by us to provide financial support to our investment pools to support our reputation in circumstances where we are not statutorily or contractually obligated to do so would potentially result in the recognition of significant losses and could in certain situations require us to consolidate the investment pools onto our consolidated balance sheet. A failure or inability to provide such support could damage our reputation among current and prospective clients.

We may be exposed to client claims, financial loss, reputational damage and regulatory scrutiny in connection with our securities lending programs.

A portion of the cash collateral received by clients under our securities lending program is invested in cash collateral pools that we manage. Interests in these cash collateral pools are held by unaffiliated clients and by registered and unregistered investment funds that we manage. Our cash collateral pools that are money market funds registered under the Investment Company Act of 1940 are required to maintain, and have maintained, a constant net asset value of $1.00 per unit. The remainder of our cash collateral pools are collective investment funds that are not required to be registered under the Investment Company Act. These unregistered cash collateral pools seek, but are not required, to maintain, and transact purchases and redemptions at, a constant net asset value of $1.00 per unit.

The net asset values of our collateral pools have been below $1.00 per unit.

Our securities lending operations consist of two components: a direct lending program for third-party investment managers and asset owners, the collateral pools for which we refer to as direct lending collateral pools; and investment funds with a broad range of investment objectives that are managed by SSgA and engage in securities lending, which we refer to as SSgA lending funds.

SSgA lending funds.    From 2007 until June 2010, the net asset value of the assets held by the collateral pools underlying the SSgA lending funds declined below $1.00 per unit; however, the SSgA lending funds continued to transact purchase and sale transactions with these collateral pools at $1.00 per unit. In response to market conditions following the Lehman bankruptcy, SSgA limited cash redemptions from the lending funds commencing in 2008. In June 2010, at our election we made a contribution to the collateral pools underlying the SSgA lending funds that restored the net asset value per unit of such collateral pools to $1.00 as of the date of such contribution and allowed us to eliminate the restrictions on redemption from the SSgA lending funds. These actions resulted in our recording a pre-tax charge of $330 million in the second quarter of 2010.

Direct lending collateral pools.    Similarly, in 2007, the net asset value of the assets held by the direct lending collateral pools declined below $1.00 per unit. The direct lending collateral pools have continued to transact purchases and redemptions at a constant net asset value of $1.00 per unit even though the market value of the collateral pools’ portfolio holdings, determined using pricing from third-party pricing sources, has been below $1.00 per unit. This difference between the transaction value used for purchase and redemption activity and the market value of the collateral pools’ assets arose, depending upon the collateral pool, at various points since the commencement of the financial crisis in mid-2007 and has declined but persisted throughout 2008, 2009 and 2010. In 2008, we imposed restrictions on cash redemptions from the direct lending collateral pools. Because of differences between the two lending programs, we did not make a cash contribution to the direct lending collateral pools in June 2010, as we did with respect to the SSgA lending funds. In December 2010, in order to increase participants’ control over the degree of their participation in the lending program, we divided certain direct lending collateral pools into liquidity pools, from which clients can obtain cash redemptions, and duration pools, which are restricted and operate as liquidating accounts. Depending upon the direct lending collateral pool, the percentage of the collateral pool’s assets that were represented by interests in the liquidity pool varied as of such division date from 58% to 84%.

The following table shows, in billions, the aggregate net asset values of our unregistered cash collateral pools underlying the direct lending program at December 31, 2010, 2009, 2008 and 2007, based on a constant net asset value of $1.00 per unit:

(in billions)	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Direct lending collateral pools	$49	$85	$85	$150

Additionally, the table below indicates the range of net asset values per unit and weighted-average net asset values per unit based upon the market value of our unregistered cash collateral pools (including for December 31, 2010 the net asset value of the duration pools) underlying the direct lending program for the periods ending December 31, 2010, 2009, 2008 and 2007:

	December 31, 2010			December 31, 2009			December 31, 2008			December 31, 2007
	Range		Weighted Average	Range		Weighted Average	Range		Weighted Average	Range		Weighted Average
Direct lending collateral pools	$ $	0.91 to 1.00	$0.993	$ $	0.93 to 1.00	$0.986	$ $	0.92 to 1.00	$0.941	$ $	0.99 to 1.00	$0.993

As of December 31, 2010, the aggregate net asset value of the duration pools was approximately $11.8 billion, and as of such date the range of net asset values of such pools was $0.91 to $0.99 per unit.

We may incur losses, which could be material to our consolidated results of operations in the period incurred, as a result of our past practice of effecting purchase and redemptions of interests in the collateral pools based upon a consistent $1.00 per unit net asset value during periods when those pools had a market value of less than $1.00 per unit.

We believe that our practice of effecting purchases and redemptions of units of the collateral pools at $1.00 per unit, notwithstanding that the underlying portfolios have a market value of less than $1.00 per unit, was in compliance with the terms of our unregistered cash collateral pools and in the best interests of participants in the direct lending program and the SSgA lending funds. We continued this practice until June 30, 2010 for the SSgA lending funds and until the end of 2010 for the direct lending collateral pools for a number of reasons, including the fact that none of the securities in the cash collateral pools were in default or considered to be materially impaired, and that there were restrictions on withdrawals from the collective investment funds. Although the market value of the assets in the collateral pools improved during 2009 and 2010, a portion of these assets are floating rate instruments with several years of remaining maturity; consequently, the rate of valuation improvement for the duration pools is likely to slow in 2011 or the market value may decline again as a result of changes in market sentiment or in the credit quality of such instruments. In addition, the assets of the liquid pools are currently insufficient to satisfy in full the obligations of participants in the direct lending program to return cash collateral to borrowers. Participants in the direct lending programs who received units of the duration pool, or who previously received in-kind redemptions from the direct lending collateral pools, could seek to assert claims against us in connection with either their loss of liquidity or unrealized mark-to-market losses. If such claims were successfully asserted, such a resolution could adversely affect our results of operations in future periods.

The SEC is conducting an inquiry into the management of our securities lending program and disclosures made to direct lending participants and participants in the SSgA lending funds, in particular, as to the adequacy of our disclosures regarding the collateral pools during periods when those pools had a market value of less than $1.00 and the redemption policy applicable to direct lending participants. While we are cooperating with such inquiry, we cannot determine whether the staff of the SEC will conclude that our disclosures or conduct of the program form the basis of a potential formal proceeding seeking damages or other remedies. In addition to the action with the redeeming participant in the direct lending program referred to below, participants in certain of the lending funds have commenced putative class actions on behalf of all investors in the lending funds that are benefit plans subject to the Employee Retirement Income Security Act, or ERISA. The class actions allege, among other things, failure to exercise prudence in the management of the collateral pools and breach of the governing instruments in connection with our imposition of restrictions on redemptions and seek both damages and injunctive relief, and breaches of ERISA with respect to compensation paid to us for the operation of the securities lending program on behalf of the SSgA lending funds. A determination by the SEC or any other regulatory authority to commence an enforcement proceeding with regard to our direct securities lending operations or SSgA lending funds, or an adverse outcome in the class action or any future proceedings, could have a material adverse impact on our securities lending operations or the operations of SSgA, on our consolidated results of operations or on our reputation.

We may incur losses, which could be material to our consolidated results of operations in the period incurred, as a result of our imposition of restrictions on redemptions from, and our management of, the direct lending program.

Beginning in October 2008, following the increased market disruption resulting from the bankruptcy of Lehman, we began to require that direct participants in the collateral pools who wish to redeem their interests in the pools, other than in connection with the ordinary course operation of the securities lending program, to accept redemption proceeds in the form of in-kind distributions. While the redemption restrictions were imposed to protect the interests of all participants in the direct lending program (which include ERISA plans, governmental retirement plans, mutual funds and other institutional asset owners), the prolonged imposition of these restrictions could materially and adversely affect the relationship with our lending clients and the financial performance of our direct lending operation. We established a $75 million reserve on June 30, 2010 to address potential inconsistencies in connection with our implementation of those redemption restrictions prior to May 31, 2010. The reserve, which still existed as of December 31, 2010, reflects our assessment of the amount required to compensate clients for the dilutive effect of redemptions which may not have been consistent with the intent of the policy; however, there can be no assurance that participants in the direct lending program will not assert additional damages as a result of the implementation or existence of the redemption restrictions. Despite these redemption restrictions, one significant participant in the direct lending program redeemed a substantial portion of its interest in a collateral pool in a manner that we determined not to be consistent with the ordinary course of operations of the securities lending program. After attempts to resolve the dispute with the redeeming participant and have them restore short-term liquidity to the collateral pool, we took action, as trustee, that in effect resulted in an in-kind redemption of the participant’s remaining interest in the collateral pool in a manner that caused such in-kind redemption and the prior cash redemptions, taken as a whole, to be completed on substantially the same basis as if the participant had initially requested an in-kind redemption of its entire interest in the collateral pool. The redeeming participant has commenced a legal action against us for damages that it alleges it incurred as a result of this redemption. An adverse judgment in such case could have an adverse impact on our consolidated results of operations for the period in which such judgment is issued.

The illiquidity and volatility of global fixed-income and equity markets has affected our ability to effectively and profitably manage assets on behalf of clients and may make our products less attractive to clients.

We manage assets on behalf of clients in several forms, including in collective investment pools, including money market funds, securities finance collateral pools, cash collateral and other cash products and short-term investment funds. In addition to the impact on the market value of client portfolios, at various times since 2007 the illiquidity and volatility of both the global fixed-income and equity markets have negatively affected our ability to manage client inflows and outflows from our pooled investment vehicles. Within our asset management business, we manage investment pools, such as mutual funds and collective investment funds, that generally offer our clients the ability to withdraw their investments on short notice, generally daily or monthly. This feature requires that we manage those pools in a manner that takes into account both maximizing the long-term return on the investment pool and retaining sufficient liquidity to meet reasonably anticipated liquidity requirements of our clients.

During the market disruption that accelerated following the bankruptcy of Lehman, the liquidity in many asset classes, particularly short- and long-term fixed-income securities, declined dramatically, and providing liquidity to meet all client demands in these investment pools without adversely affecting the return to non-withdrawing clients became more difficult. For clients that invest directly or indirectly in certain of the collateral pools and seek to terminate participation in lending programs, we have required, in accordance with the applicable client arrangements, that these withdrawals from the collateral pools take the form of partial in-kind distributions of securities, and in the case of SSgA funds that engage in securities lending, we implemented limitations, which were terminated in 2010, on the portion of an investor’s interest in such fund that may be withdrawn during any month, although such limitations do not apply to participant directed activity in defined contribution plans. If higher than normal demands for liquidity from our clients were to return to post-Lehman-bankruptcy levels or increase, it could become more difficult to manage the liquidity requirements of our collective investment pools and, as a result, we may elect to support the liquidity of these pools. If liquidity in the fixed-income markets were to deteriorate further or remain disrupted for a prolonged period, our relationships with our clients may be adversely affected, we could, in certain circumstances, be required to consolidate the investment pools, levels of redemption activity could increase and our consolidated results of operations and business prospects could be adversely affected.

In addition, if a money market fund that we manage were to have unexpected liquidity demands from investors in the fund that exceeded available liquidity, the fund could be required to sell assets to meet those redemption requirements, and it may then be difficult to sell the assets held by the fund at a reasonable price, if at all.

Alternatively, although we have no such obligations or arrangements currently in place, we have in the past guaranteed, and may in the future guarantee, liquidity to investors desiring to make withdrawals from a fund, and making a significant amount of such guarantees could adversely affect our own liquidity and financial condition. Because of the size of the investment pools that we manage, we may not have the financial ability or regulatory authority to support the liquidity demands of our clients. The extreme volatility in the equity markets has led to potential for the return on passive and quantitative products deviating from their target returns. The temporary closures of securities exchanges in certain markets create a risk that client redemptions in pooled investment vehicles may result in significant tracking error and underperformance relative to stated benchmarks. Any failure of the pools to meet redemption requests or to underperform relative to similar products offered by our competitors could harm our business and our reputation.

Our businesses may be negatively affected by adverse publicity or other reputational harm.

Our relationship with many of our clients is predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet client expectations and other issues with respect to one or more of our businesses could materially and adversely affect our reputation, our ability to attract and retain clients or our sources of funding for the same or other businesses. Preserving and enhancing our reputation also depends on maintaining systems and procedures that address known risks and regulatory requirements, as well as our ability to identify and mitigate additional risks that arise due to changes in our businesses and the marketplaces in which we operate, the regulatory environment and client expectations. If any of these developments has a material effect on our reputation, our business will suffer.

We may not be successful in implementing our announced multi-year program to transform our operating model.

In order to maintain and grow our business, we must continuously make strategic decisions about our current and future business plans, including plans to target cost initiatives and enhance operational efficiencies, plans for entering or exiting business lines or geographic markets, plans for acquiring or disposing of businesses and plans to build new systems and other infrastructure. On November 30, 2010, we announced a multi-year program, which we refer to as the 2010 Growth Plan, to enhance service excellence and innovation, increase efficiencies and position us for accelerated growth.

Operating model transformations, including the 2010 Growth Plan, entail significant risks. The 2010 Growth Plan, and any future strategic or business plan we implement, may prove to be inadequate for the achievement of the stated objectives, may result in increased or unanticipated costs, may result in earnings volatility, may take longer than anticipated to achieve and may not be successfully implemented. In particular, elements of the 2010 Growth Plan include investment in new technologies, such as private processing clouds, to increase global computing capabilities and also the development of new and the evolution of existing methods and tools to accelerate the pace of innovation, the introduction of new services and solutions and the security of our systems. The transition to new operating models and technology infrastructure may cause disruptions in client and employee relations and may present other unanticipated technical or operational hurdles. The success of the 2010 Growth Plan and our other strategic plans could also be affected by continuing market disruptions and unanticipated changes in the overall market for financial services and the global economy. We also may not be able to abandon or alter these plans without significant loss, as the implementation of our decisions may involve significant capital outlays, often far in advance of when we expect to generate any related revenues. Accordingly, our business, consolidated results of operations and financial condition may be adversely affected by any failure or delay in our strategic decisions, including the 2010 Growth Plan.

We depend on information technology, and any failures of our information technology systems could result in significant costs and reputational damage.

Our businesses depend on information technology infrastructure to record and process a large volume of increasingly complex transactions and other data, in many currencies, on a daily basis, across numerous and diverse markets. Any interruptions, delays or breakdowns of this infrastructure could result in significant costs to us and damage to our reputation.

Cost shifting to non-U.S. jurisdictions may expose us to increased operational risk and reputational harm and may not result in expected cost savings.

We actively strive to achieve cost savings by shifting certain business processes to lower-cost geographic locations, including by forming joint ventures and by establishing operations in lower cost locations, such as Poland, India and China, and by outsourcing to vendors in various jurisdictions. This effort exposes us to the risk that we may not maintain service quality, control or effective management within these business operations. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. During periods of transition, greater operational risk and client concern exist regarding the continuity of a high level of service delivery. The extent and pace at which we are able to move functions to lower-cost locations may also be impacted by regulatory and client acceptance issues. Such relocation of functions also entails costs, such as technology and real estate expenses, that may offset or exceed the expected financial benefits of the lower-cost locations.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

We may be unable to protect our intellectual property and proprietary technology effectively, which may allow competitors to duplicate our technology and products and may adversely affect our ability to compete with them. To the extent that we are not able to protect our intellectual property effectively through patents or other means, employees with knowledge of our intellectual property may leave and seek to exploit our intellectual property for their own or others’ advantage. In addition, we may infringe upon claims of third-party patents, and we may face intellectual property challenges from other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. The intellectual property of an acquired business may be an important component of the value that we agree to pay for such a business. However, such acquisitions are subject to the risks that the acquired business may not own the intellectual property that we believe we are acquiring, that the intellectual property is dependent upon licenses from third parties, that the acquired business infringes upon the intellectual property rights of others, or that the technology does not have the acceptance in the marketplace that we anticipated.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and/or retain key people. Competition for the best people in most activities in which we engage can be intense, and we may not be able to hire people or retain them, particularly in light of uncertainty concerning evolving compensation restrictions applicable, or which may become applicable, to banks (and potentially not applicable to other financial services firms). The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, their knowledge of our markets, their years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key employees, either individually or as a group, can adversely affect our clients’ perception of our ability to continue to manage certain types of investment management mandates or other services.

We are subject to intense competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability.

The markets in which we operate across all facets of our business are both highly competitive and global. We have experienced, and anticipate that we will continue to experience, pricing pressure in many of our core businesses. Many of our businesses compete with other domestic and international banks and financial services companies, such as custody banks, investment advisors, broker-dealers, outsourcing companies and data processing companies. Ongoing consolidation within the financial services industry could pose challenges in the markets we serve, including potentially increased downward pricing pressure across our businesses. Many of our competitors, including our competitors in core services, have substantially greater capital resources than we do. In some of our businesses, we are service providers to significant competitors. These competitors are in some instances significant clients, and the retention of these clients involves additional risks, such as the avoidance of actual or perceived conflicts of interest and the maintenance of high levels of service quality. The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to maintain or increase our profitability. Many of our core services are subject to contracts that have relatively short terms or may be terminated by our client after a short notice period. In addition, pricing pressures as a result of the activities of competitors, client pricing reviews, and rebids, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services.

Acquisitions, strategic alliances and divestiture pose risks for our business.

As part of our business strategy, we acquire complementary businesses and technologies, enter into strategic alliances and divest portions of our business. In January 2011, we completed our acquisition, for cash, of Bank of Ireland Asset Management, or BIAM, and during 2010 we completed our acquisition of the global custody, depository banking, correspondent banking and fund administration business of Intesa Sanpaolo, or Intesa, and the acquisition of Mourant International Finance Administration, or MIFA. We undertake transactions such as these to, among other reasons, expand our geographic footprint, access new clients, technologies or services, develop closer relationships with our business partners, efficiently deploy capital or to leverage cost savings or other financial opportunities. We may not achieve the expected benefits of these transactions, which could result in increased costs, lowered revenues, ineffective deployment of capital and diminished competitive position or reputation.

These transactions also involve a number of risks and financial, accounting, tax, regulatory, managerial and operational challenges, which could adversely affect our consolidated results of operations and financial condition. For example, the businesses that we acquire or our strategic alliances may underperform relative to the price paid or the resources committed by us, we may not achieve anticipated cost savings or we may otherwise be adversely affected by acquisition-related charges. Further, past acquisitions, including the acquisitions of Intesa, MIFA and BIAM, have resulted in the recording of goodwill and other significant intangible assets on our consolidated balance sheet. These assets are not eligible for inclusion in regulatory capital under current proposals, and we may be required to record impairment in our consolidated statement of income in future periods if we determine that we will not realize the value of these assets. Through our acquisitions we may also assume unknown or undisclosed business, operational, tax, regulatory and other liabilities, fail to properly assess known contingent liabilities or assume businesses with internal control deficiencies. While in most of our transactions we seek to mitigate these risks through, among other things, adequate due diligence and indemnification provisions, we cannot be certain that the due diligence we have conducted is adequate or that the indemnification provisions and other risk mitigants we put in place will be sufficient.

Various regulatory approvals or consents are generally required prior to closing of acquisitions and, which may include approvals of the Federal Reserve and other domestic and non-U.S. regulatory authorities. These regulatory authorities may impose conditions on the completion of the acquisition or require changes to its terms that materially affect the terms of the transaction or our ability to capture some of the opportunities presented by the transaction. Any such conditions, or any associated regulatory delays, could limit the benefits of the transaction. Some acquisitions we announce may not be completed, if we do not receive the required regulatory approvals or if other closing conditions are not satisfied.

The integration of our acquisitions results in risks to our business and other uncertainties.

The integration of acquisitions presents risks that differ from the risks associated with our ongoing operations. Integration activities are complicated and time consuming. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings, as anticipated, alliances may not be successful, and we may not achieve related revenue growth or cost savings. We also face the risk of being unable to retain, or cross-sell our products or services to, the clients of acquired companies. Acquisitions of investment servicing businesses entail information technology systems conversions, which involve operational risks and may result in client dissatisfaction and defection. Clients of asset servicing businesses that we have acquired may be competitors of our non-custody businesses. The loss of some of these clients or a significant reduction in revenues generated from them, for competitive or other reasons, could adversely affect the benefits that we expect to achieve from these acquisitions. With any acquisition, the integration of the operations and resources of the businesses could result in the loss of key employees, the disruption of our and the acquired company’s ongoing businesses, or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with clients and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources.

Development of new products and services may impose additional costs on us and may expose us to increased operational risk.

Our financial performance depends, in part, on our ability to develop and market new and innovative services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies, while avoiding increased related expenses. The introduction of new products and services can entail significant time and resources. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented, rapid technological change in the industry, our ability to access technical and other information from our clients and the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices. Regulatory and internal control requirements, capital requirements, competitive alternatives and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our clients. Failure to manage successfully these risks in the development and implementation of new products or services could have a material adverse effect on our business and reputation, as well as on our consolidated results of operations and financial condition.

Long-term contracts expose us to pricing and performance risk.

We enter into long-term contracts to provide middle office or investment manager and alternative investment manager operations outsourcing services, primarily for conversions, to clients, including services related but not limited to certain trading activities, cash reporting, settlement and reconciliation activities, collateral management and information technology development. These arrangements generally set forth our fee schedule for the term of the contract and, absent a change in service requirements, do not permit us to re-price the contract for changes in our costs or for market pricing. The long-term contracts for these relationships require, in some cases, considerable up-front investment by us, including technology and conversion costs, and carry the risk that pricing for the products and services we provide might not prove adequate to generate expected operating margins over the term of the contracts. Profitability of these contracts is largely a function of our ability to accurately calculate pricing for our services, efficiently assume our contractual responsibilities in a timely manner and our ability to control our costs and maintain the relationship with the client for an adequate period of time to recover our up-front investment. Our estimate of the profitability of these arrangements can be adversely affected by declines in the assets under the clients’ management, whether due to general declines in the securities markets or client specific issues. In addition, the profitability of these arrangements may be based on our ability to cross sell additional services to these clients, and we may be unable to do so.

In addition, performance risk exists in each contract, given our dependence on successful conversion and implementation onto our own operating platforms of the service activities provided. Our failure to meet specified service levels may also adversely affect our revenue from such arrangements, or permit early termination of the contracts by the client. If the demand for these types of services were to decline, we could see our revenue decline.

Our controls and procedures may fail or be circumvented, our risk management policies and procedures may be inadequate, and operational risk could adversely affect our consolidated results of operations.

We may fail to identify and manage risks related to a variety of aspects of our business, including, but not limited to, operational risk, interest-rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various controls, procedures, policies and systems to monitor and manage risk. While we currently believe that our risk management process is effective, we cannot provide assurance that those controls, procedures, policies and systems will always be adequate to identify and manage the risks in our various businesses. In addition, our businesses and the markets in which we operate are continuously evolving. We may fail to fully understand the implications of changes in our businesses or the financial markets and fail to adequately or timely enhance our risk framework to address those changes. If our risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or our businesses or for other reasons, we could incur losses, suffer reputational damage or find ourselves out of compliance with applicable regulatory mandates or expectations.

Operational risk is inherent in all of our business activities. As a leading provider of services to institutional investors, we provide a broad array of services, including research, investment management, trading services and investment servicing, that give rise to operational risk. In addition, these services generate a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We face the risk that the policies, procedures and systems we have established to comply with our operational requirements will fail, be inadequate or become outdated. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms or other systems or controls, which could materially affect our future consolidated results of operations. Operational errors that result in us remitting funds to a failing or bankrupt entity may be irreversible, and may subject us to losses. We may also be subject to disruptions from external events that are wholly or partially beyond our control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our clients, vendors and counterparties could suffer from such events. Should these events affect us, or the clients, vendors or counterparties with which we conduct business, our consolidated results of operations could be negatively affected. When we record balance sheet reserves for probable loss contingencies related to operational losses, we may be unable to accurately estimate our potential exposure, and any reserves we establish to cover operational losses may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated results of operations or financial condition for the periods in which we recognize the losses.

Changes in accounting standards may be difficult to predict and may adversely affect our consolidated results of operations and financial condition.

New accounting standards, including the potential adoption of International Financial Reporting Standards, or changes in the interpretation of existing accounting standards, by the Financial Accounting Standards Board, the International Accounting Standards Board or the SEC, can potentially affect our consolidated results of operations and financial condition. These changes are difficult to predict, and can materially affect how we record and report our consolidated results of operations, our financial condition and other financial information. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the revised treatment of certain transactions or activities, and, in some cases, the restatement of consolidated prior period financial statements.

Changes in tax laws or regulations, and challenges to our tax positions with respect to historical transactions, may adversely affect our net income, our effective tax rate and our consolidated results of operations and financial condition.

Our businesses can be directly or indirectly affected by new tax legislation, the expiration of existing tax laws, or the interpretation of existing tax laws worldwide. In the normal course of business, we are subject to reviews by U.S. and non-U.S. tax authorities. These reviews may result in adjustments to the timing or amount of taxes due and the allocation of taxable income among tax jurisdictions. These adjustments could affect the attainment of our financial goals.

Any theft, loss or other misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects.

Our businesses and relationships with clients are dependent upon our ability to maintain the confidentiality of our and our clients’ trade secrets and confidential information (including client transactional data and personal data about our employees, our clients and our clients’ clients). Unauthorized access to such information may occur, resulting in theft, loss or other misappropriation. Any theft, loss or other misappropriation of confidential information could have a material adverse impact on our competitive positions, our relationships with our clients and our reputation and could subject us to regulatory inquiries and enforcement, civil litigation and possible financial liability or costs.

The quantitative models we use to manage our business may contain errors that result in imprecise risk assessments, inaccurate valuations or poor business decisions.

We use quantitative models to help manage many different aspects of our businesses. As an input to our overall assessment of capital adequacy, we use models to measure the amount of credit risk, market risk, operational risk, interest rate risk and business risk we face. During the preparation of our consolidated financial statements, we sometimes use models to measure the value of positions for which reliable market prices are not available. We also use models to support many different types of business decisions including trading activities, hedging, asset and liability management and whether to change business strategy. In all of these uses, errors in the underlying model or model assumptions, or inadequate model assumptions, could result in unanticipated and adverse consequences. Because of our widespread usage of models, potential errors in models pose an ongoing risk to us.

Additionally, we may fail to accurately quantify the magnitude of the risks we face. Our measurement methodologies rely upon many assumptions and historical analyses and correlations. These assumptions may be incorrect, and the historical correlations we rely on may not continue to be relevant. Consequently, the measurements that we make for regulatory and economic capital may not adequately capture or express the true risk profiles of our businesses. Additionally, as businesses and markets evolve, our measurements may not accurately reflect those changes. While our risk measures may indicate sufficient capitalization, we may in fact have inadequate capital to conduct our businesses.

We may incur losses as a result of unforeseen events, including terrorist attacks, the emergence of a pandemic or acts of embezzlement.

Acts of terrorism or the emergence of a pandemic could significantly affect our business. We have instituted disaster recovery and continuity plans to address risks from terrorism and pandemic; however, it is not possible for plans of this nature to forecast or address all potential contingencies. Acts of terrorism, either targeted or broad in scope, could damage our physical facilities, harm our employees and disrupt our operations. A pandemic, or concern about a possible pandemic, could lead to operational difficulties and impair our ability to manage our business. Acts of terrorism and pandemics could also negatively affect our customers and counterparties, as well as result in disruptions in general economic activity and the financial markets.

Terrorism may also take the form of the theft or misappropriation of property, confidential information or financial assets. Due to our role as a financial services institution, our businesses are already subject to similar risks of theft, misappropriation and embezzlement with respect to our and our clients’ property, information and assets. Our employees and contractors and other partners have access to our facilities and internal systems and may seek to create the opportunity to engage in these activities. In the event our controls and procedures to prevent theft, misappropriation or embezzlement fail or are circumvented, our business would be negatively affected by, among other things, the related financial losses, diminished reputation and threat of litigation and regulatory inquiry and investigation.

REMARKETING

In January 2008, we issued the Original Debentures to the Trust as our 6.001% Junior Subordinated Debentures due 2042 in connection with the offering of the Normal APEX. The Trust is one of our wholly-owned subsidiaries.

The corresponding assets for each Normal APEX, with its $1,000 liquidation amount, are currently $1,000 principal amount of Original Debentures, and a 1/100th, or a $1,000, interest in a stock purchase contract issued pursuant to the Stock Purchase Contract Agreement, dated as of January 25, 2008, between us and the Trust (each interest, a “Stock Purchase Contract”). Under each Stock Purchase Contract, the Trust agreed to purchase from us, and we agreed to sell to the Trust, on the stock purchase date, one share of Preferred Stock for $100,000. Under the Collateral Agreement dated as of January 25, 2008, among us, U.S. Bank National Association and the Trust, the Trust pledged the Original Debentures held by it to secure the Trust’s obligation to pay the purchase price under the Stock Purchase Contracts. The Trust also agreed to remarket the Original Debentures on modified terms such that it will receive proceeds sufficient to fulfill its obligation to purchase the Preferred Stock. If this remarketing is successful, the stock purchase date will be March 15, 2011.

Prior to this remarketing, holders could exchange Normal APEX and Qualifying Treasury Securities having a $1,000 principal amount per Normal APEX for like amounts of Stripped APEX and Capital APEX, which are also beneficial interests in the Trust and which we refer to as “Stripped APEX” and “Capital APEX,” respectively. Each Stripped APEX corresponds to a 1/100th interest in a Stock Purchase Contract and $1,000 principal amount of Qualifying Treasury Securities, and each Capital APEX corresponds to $1,000 principal amount of Original Debentures.

As of February 2, 2010, Normal APEX having an aggregate principal amount of $500 million were outstanding, and no Stripped APEX or Capital APEX were outstanding.

Sale of the Remarketed Debentures

In this remarketing, the Remarketed Debentures must be sold at a price that results in proceeds, net of the remarketing fee to be paid to the Remarketing Agent, of at least 100% of their aggregate Remarketing Value. The “Remarketing Value” of each Remarketed Debenture is equal to the present value on the closing date of this remarketing of an amount equal to the principal amount of such Remarketed Debenture, plus the interest that would be payable on such Remarketed Debenture on March 15, 2011, assuming for this purpose, even if not true, that the interest rate on the Remarketed Debentures remains at 6.001%, the interest rate in effect immediately prior to this remarketing, and all accrued and unpaid interest on the Remarketed Debentures is paid in cash on such date. The aggregate Remarketing Value of the Remarketed Debentures is approximately $515.1 million.

Following the closing of this remarketing on February 11, 2011, the terms of the Original Debentures will be modified as described under the caption “Description of the Remarketed Debentures.” Such modified Original Debentures are the “Remarketed Debentures.”

If this remarketing is not successful, the terms of the outstanding Original Debentures will not be changed and a remarketing agent will attempt to remarket the Original Debentures in subsequent remarketing periods.

Proceeds from the Remarketing

Following the closing of this remarketing on February 11, 2011, the Remarketing Agent will receive the net proceeds of the Remarketed Debentures sold in this remarketing, which it will use to acquire Qualifying Treasury Securities maturing on March 10, 2011. These Qualifying Treasury Securities will be delivered to U.S. Bank National Association, as securities intermediary, as payment for the Remarketed Debentures. The Qualifying Treasury Securities will be substituted for the pledged Original Debentures and will provide the Trust with proceeds at maturity equal to at least the Remarketing Value.

As described in “Use of Proceeds,” following the closing of this remarketing, the Trust will not own any Original Debentures or Remarketed Debentures. Instead, following the stock purchase date, the Trust will own the Preferred Stock.

USE OF PROCEEDS

We are remarketing the Original Debentures as the Remarketed Debentures to provide the Trust with funds necessary to purchase the shares of the Preferred Stock on the stock purchase date.

Specifically, after payment of the remarketing fee to the Remarketing Agent, the net proceeds from the sale of the Remarketed Debentures will be used as follows:

•

approximately $515.1 million will be invested in Qualifying Treasury Securities, and such Qualifying Treasury Securities will be substituted for the Original Debentures and pledged to secure the Trust’s obligation to purchase the Preferred Stock from us under the Stock Purchase Contracts and to make the final distribution to holders of the Normal APEX in respect of the Original Debentures; and

•	any remaining net proceeds will be remitted to holders of the Normal APEX.

On the stock purchase date, March 15, 2011, the Trust will use the proceeds from the maturity of the pledged Qualifying Treasury Securities to make the final distribution to holders of the Normal APEX in respect of the Original Debentures and to purchase the Preferred Stock from us. We will receive $500.1 million from the sale of the Preferred Stock to the Trust. After deducting our estimated offering expenses of approximately $700,000, we will receive net proceeds of approximately $499.4 million.

We intend to use the net proceeds we receive for general corporate purposes, which may include working capital, capital expenditures, funding potential future acquisitions, investments in or loans to our subsidiaries, refinancing of debt and satisfaction of other obligations. The precise amounts and timing of these other applications of proceeds would depend on the funding requirements of us and our subsidiaries, including State Street Bank.

REGULATORY CAPITAL TREATMENT

We expect that the Federal Reserve will not treat the Remarketed Debentures as Tier 1 capital for purposes of its capital guidelines applicable to bank holding companies such as State Street, and that the Federal Reserve will treat the Remarketed Debentures as Tier 2 capital for those purposes.

CAPITALIZATION

The following table sets forth the consolidated capitalization of us and our subsidiaries at September 30, 2010 and as adjusted to give effect to the sale of the Remarketed Debentures offered by this prospectus supplement and the sale of the Preferred Stock under the Stock Purchase Contracts. You should read this table in conjunction with the consolidated financial statements and related notes thereto incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the period ended September 30, 2010, both of which are incorporated by reference into this prospectus supplement.

	September 30, 2010
	Reported	As Adjusted
(Dollars in millions)
Statutory business trusts:
Floating-rate subordinated notes due to State Street Capital Trust IV in 2037	$800	$800
8.25% fixed-to-floating-rate subordinated notes due to State Street Capital Trust III in 2042	500	—
Remarketed Debentures offered hereby	—	500
Floating-rate subordinated notes due to State Street Capital Trust I in 2028	155	155
Parent company and non-banking subsidiary issuances:
2.15% notes due 2012	1,499	1,499
Long-term capital leases	724	724
4.30% notes due 2014	500	500
5.375% notes due 2017	450	450
Floating-rate notes due 2012	269	269
7.35% notes due 2026	150	150
State Street Bank issuances:
Floating-rate notes due 2011	1,450	1,450
1.85% notes due 2011	1,000	1,000
5.25% subordinated notes due 2018	452	452
5.30% subordinated notes due 2016	424	424
Floating-rate subordinated notes due 2015	200	200
Shareholders’ Equity
Preferred stock, no par value: 3,500,000 shares authorized; none issued, actual and 5,001 issued, as adjusted	—	500
Common stock, $1 par value: 750,000,000 shares authorized; 502,029,493 shares issued	502	502
Surplus	9,310	9,310
Retained earnings	8,556	8,556
Accumulated other comprehensive loss	(782)	(782)
Treasury stock, at cost (437,953 shares)	(17)	(17)

Total capitalization	$26,142	$26,642

DESCRIPTION OF THE REMARKETED DEBENTURES

The following is a summary of the terms of the Remarketed Debentures. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Remarketed Debentures and the Indenture referred to below, copies of which are available upon request from us.

The Remarketed Debentures were initially issued on January 25, 2008 as the Original Debentures pursuant to a junior subordinated indenture, dated as of December 15, 1996, between us and The First National Bank of Chicago, as original trustee, as amended and supplemented by a third supplemental indenture, dated as of January 25, 2008, between us and U.S. Bank, as indenture trustee. In connection with this remarketing, we will further amend the indenture with an amendment to the third supplemental indenture, to be dated as of February 11, 2011, with respect to the Remarketed Debentures. We refer to the junior subordinated indenture, as so amended and supplemented, as the “Indenture,” and to U.S. Bank or its successor, as the “Indenture Trustee.” You should read the Indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered Remarketed Debenture, we mean the person in whose name such Remarketed Debenture is registered on the registrar’s books.

The Indenture does not limit the amount of debt that we or our subsidiaries may incur either under the Indenture or other indentures to which we are or become a party. The Remarketed Debentures are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

The Remarketed Debentures will be unsecured, will be deeply subordinated, including to all of our existing and future Senior and Subordinated Debt, as defined below under “—Subordination”, and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including subordinated debt that is not by its terms expressly made pari passu with or junior to the Remarketed Debentures, but not trade creditors and the Capital Trust IV Debentures.

Interest Rate and Maturity

The record date for interest payments on the Remarketed Debentures is the last day of the month immediately preceding the month in which the applicable interest payment date falls. The Remarketed Debentures will mature on March 15, 2018, and will bear interest (i) accruing from September 15, 2010 to but not including February 11, 2011, at the rate of 6.001% per annum and (ii) from and including February 11, 2011, at the rate of 4.956% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2011, subject to the deferral provisions described under “—Option to Defer Interest Payments”. The purchase price for the Remarketed Debentures in this remarketing will reflect the accrued interest from September 15, 2010 to but not including February 11, 2011, as referred to in clause (i) above.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case that any date on which interest is payable on the Remarketed Debentures is not a business day, then payment of the interest payable on that date will be made on the next business day, without adjustment.

Option to Defer Interest Payments

We will have the right under the Indenture to elect to defer, and will also defer if directed to do so by the Federal Reserve, the payment of interest on the Remarketed Debentures at any time or from time to time. We may not defer interest payments for any period of time that exceeds 10 consecutive interest payment dates with respect to any deferral period. Any deferral period must end on an interest payment date. The deferred interest payments are cumulative such that at the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. If we exercise our right to defer payments of stated interest on the Remarketed Debentures, we intend to treat the Remarketed Debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by U.S. Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive.

Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity of the Remarketed Debentures.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the Indenture Trustee and the paying agent notice of our election to begin or extend a deferral period at least 10 business days prior to the date interest on the Remarketed Debentures would have been payable but for the election to begin or extend the deferral period.

The Indenture Trustee shall give notice of our election to begin or extend a deferral period to the holders of the Remarketed Debentures. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

Our right to defer interest payments is subject to the condition that no event of default has occurred and is continuing.

As described under “—Restrictions on Certain Payments, including during Interest Deferral Periods”, during any such deferral period we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

Subordination

Our obligations to pay interest and premium (if any) on, and principal of, the Remarketed Debentures are subordinate and junior in right of payment and upon liquidation to all our “Senior and Subordinated Debt”, which consists of the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to State Street, whether or not such claim for post-petition interest is allowed in such proceeding, on debt (as defined below), whether incurred on or prior to the date of the Indenture or thereafter incurred; unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Remarketed Debentures, or to other debt that is equal or subordinated to the Remarketed Debentures, other than:

•	any debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

•

any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the Remarketed Debentures, as a result of the subordination provisions of the Indenture, would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject; and

•

any debt or guarantee that is by its terms subordinated to, or ranks equally with, the Remarketed Debentures and our guarantee of the Normal APEX, Capital APEX and Stripped APEX (collectively, the “APEX”) under the Guarantee Agreement, dated as of January 25, 2008, between us and U.S. Bank National Association (the “Guarantee”) and the issuance of which, in the case of this bullet point only, has received the concurrence or approval of the Federal Reserve.

For purposes of the foregoing, “debt” means, with respect to State Street, whether recourse is to all or a portion of our assets and whether or not contingent:

•

the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all of our capital lease obligations;

•

all of our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and other accrued liabilities arising in the ordinary course of business;

•	all of our reimbursement obligations, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances or similar facilities for our account;

•

all of our obligations in respect of interest rate swaps, caps or other agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option contracts, hedging arrangements and other similar agreements;

•	all obligations of the type referred to in the preceding bullet points of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the type referred to in the preceding bullet points of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us.

The Remarketed Debentures and the Guarantee will rank equally in right of payment with the Capital Trust IV Debentures, but not with our other junior subordinated debentures or guarantees issued in connection with our other currently outstanding capital securities, each of which ranks senior to the Remarketed Debentures.

As a result of the subordination provisions, no payment of principal (including redemption payments), premium, if any, or interest on the Remarketed Debentures may be made if:

•	any principal, premium, interest or any other payment due on any of our Senior and Subordinated Debt has not been paid when due and that default continues; or

•	the maturity of any of our Senior and Subordinated Debt has been accelerated because of a default.

In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Remarketed Debentures except in compliance with applicable Federal Reserve regulations and guidelines.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior and Subordinated Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Remarketed Debentures. In such an event, we will pay or deliver directly to the holders of Senior and Subordinated Debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the Remarketed Debentures. We will make the payments to the holders of Senior and Subordinated Debt according to priorities existing among those holders until we have paid all Senior and Subordinated Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the Remarketed Debentures so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior and Subordinated Debt and any securities issued with respect to Senior and Subordinated Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Remarketed Debentures.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior and Subordinated Debt, the holders of Remarketed Debentures together with the holders of any of our other obligations ranking equal with the Remarketed Debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Remarketed Debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Remarketed Debentures.

If we violate the Indenture by making a payment or distribution to holders of the Remarketed Debentures before we have paid all the Senior and Subordinated Debt in full, then such holders of the Remarketed Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the Senior and Subordinated Debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of Remarketed Debentures will not be required to pay, or transfer payments or distributions to, holders of Senior and Subordinated Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior and Subordinated Debt and any securities issued with respect to Senior and Subordinated Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Remarketed Debentures.

Because of the subordination, if we become insolvent, holders of Senior and Subordinated Debt may receive more, ratably, and holders of the Remarketed Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Remarketed Debentures.

We may modify or amend the Indenture as provided under “—Modification of Indenture”. However, the modification or amendment may not, without the consent of the holders of all Senior and Subordinated Debt outstanding, modify any of the provisions of the Indenture relating to the subordination of the Remarketed Debentures in a manner that would adversely affect the holders of Senior and Subordinated Debt.

The Indenture does not limit the amount of Senior and Subordinated Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior and Subordinated Debt.

Payment

U.S. Bank will initially be the paying agent from whom holders of Remarketed Debentures can receive payment of the principal of and any premium and interest on the Remarketed Debentures. One of our affiliates may serve as the paying agent under the Indenture. Payments on the Remarketed Debentures will be made to The Depository Trust Company (“DTC”). We will pay interest on the Remarketed Debentures:

•	on an interest payment date to the person in whose name that Remarketed Debenture is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such Remarketed Debenture at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the Remarketed Debentures and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such Remarketed Debentures can only look to us for the payments on such Remarketed Debentures.

Delivery and Form

The Remarketed Debentures will be represented by one or more permanent global certificates (each a “Global Debenture” and collectively, the “Global Debentures”) deposited with, or on behalf of, DTC and registered in the name of Cede & Co. (DTC’s partnership nominee), as described under “Book-Entry System”. The Remarketed Debentures will be issued only in registered form, without coupons, in denominations of $2,000 each or multiples of $1,000 in excess thereof. Beneficial interests in the Global Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Debentures through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Restrictions on Certain Payments, including during Interest Deferral Periods

If:

•	there shall have occurred and be continuing any event of default with respect to the Remarketed Debentures; or

•

we shall have given notice of our election to defer payments of interest on the Remarketed Debentures and shall not have rescinded such notice, or such deferral period, or any extension thereof, shall be continuing;

then neither we nor any of our subsidiaries shall:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock; or

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank pari passu with the Remarketed Debentures (including the Remarketed Debentures, “parity securities”) or junior to the Remarketed Debentures.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	a dividend reinvestment or shareholder purchase plan; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or deferral period, as the case may be;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

In addition, during a deferral period, neither we nor our subsidiaries shall:

•	make any payments under any guarantee that ranks, upon our liquidation, on par with any parity securities or junior to the Remarketed Debentures; or

•	make any payment under any guarantee by us of the debt securities of any subsidiary of us that ranks equal or junior to the Guarantee.

Provided that neither these additional restrictions during deferral periods nor the restrictions first listed in this section “—Restrictions on Certain Payments, including during Interest Deferral Periods” shall apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the deferral period;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the APEX; or

•

any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the Remarketed Debentures) and any payments of principal of or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

Redemption

Except as described below in connection with a tax event, the Remarketed Debentures will not be redeemable prior to their maturity.

Prior to March 15, 2013, we may redeem all, but not less than all, of the Remarketed Debentures upon the occurrence of a tax event, as described below. The redemption price in such case will be the greater of 100% of the principal amount of Remarketed Debentures to be redeemed and the applicable make-whole amount, plus accrued and unpaid interest through the date of redemption.

The “make-whole amount” will be equal to the sum of the present values of the principal amount of the Remarketed Debentures and each interest payment thereon that would have been payable to and including March 15, 2013 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from March 15, 2013 or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus 1.000%.

A “tax event” means our receipt of an opinion of counsel to the effect that, as a result of:

•

an amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is or has been enacted or becomes or has become effective after the initial issuance of the APEX;

•	a proposed change in those laws or regulations that is or has been announced after the initial issuance of the APEX;

•

an official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is or has been announced after the initial issuance of the APEX; or

•

a threatened challenge asserted in connection with an audit of the Trust, us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Remarketed Debentures or the APEX;

there is more than an insubstantial increase in risk that interest payable by us on the Remarketed Debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day immediately preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Remarketed Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means Goldman, Sachs & Co. (or its successor) or, if Goldman, Sachs & Co. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Any redemption will be subject to receipt of prior approval by the Federal Reserve, if required.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Remarketed Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Remarketed Debentures or portions thereof called for redemption.

In the event of any redemption, neither we nor the Indenture Trustee will be required to:

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issue, register the transfer of, or exchange, Remarketed Debentures during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•

register the transfer of or exchange any Remarketed Debentures so selected for redemption, except, in the case of any Remarketed Debentures being redeemed in part, any portion thereof not to be redeemed.

Limitation on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Indenture,

including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default (including after notice or lapse of time) under the Indenture exists; and

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in such Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the Indenture and under the Remarketed Debentures.

Events of Default, Waiver and Notice

An “event of default,” when used in the Indenture, means any of the following:

•	non-payment of interest for 30 days after deferral for ten or more consecutive semi-annual interest periods, or the equivalent thereof in the event that interest periods are other than semi-annual;

•	bankruptcy of State Street; or

•	receivership of a major subsidiary depository institution of State Street within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies.

As of the date of this prospectus supplement, State Street Bank is State Street’s only major subsidiary depository institution.

If an event of default (other than the bankruptcy of State Street) under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Remarketed Debentures may declare the entire principal and all accrued but unpaid interest of all Remarketed Debentures to be due and payable immediately. If a bankruptcy of State Street occurs, the entire principal and all accrued interest of all Remarketed Debentures shall automatically and without any declaration or other action on the part of the Indenture Trustee or any holder become immediately due and payable.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Remarketed Debentures can, subject to certain conditions, rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding Remarketed Debentures may waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Remarketed Debenture.

The holders of a majority in principal amount of the Remarketed Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

We are required to file an officers’ certificate with the Indenture Trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the Indenture.

Actions Not Restricted by Indenture

The Indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, including during Interest Deferral Periods”.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Remarketed Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the Remarketed Debentures.

No Protection in the Event of a Highly Leveraged Transaction

The Indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Modification of Indenture

Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the Remarketed Debentures may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Remarketed Debentures. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in or change in the manner of calculating payments due on the Remarketed Debentures;

•	a change in the place of payment or currency in which any payment on the Remarketed Debentures is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the Remarketed Debentures;

•

a reduction in the percentage of outstanding Remarketed Debentures required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture; and

•	a modification of any of the foregoing requirements contained in the Indenture.

Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Remarketed Debentures may, on behalf of all holders of the Remarketed Debentures, waive compliance by us with certain covenants or conditions contained in the Indenture expressly for the benefit of the holders of the Remarketed Debentures.

We and the Indenture Trustee may execute, without the consent of any holder of Remarketed Debentures, any supplemental indenture for the purposes of:

•	evidencing the succession of another person to us, and the assumption by any such successor of our covenants contained in the Indenture and the Remarketed Debentures;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the Indenture Trustee or to surrender any right or power conferred upon us by the Indenture;

•	establishing the form or terms of securities of any new series of securities under the Indenture;

•

adding to our covenants for the benefit of the holders of all or any series of securities under the Indenture (and if such covenants are to be for the benefit of less than all series of securities under the Indenture, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us by the Indenture;

•	adding any additional events of default for the benefit of the holders of the Remarketed Debentures;

•

curing any ambiguity, correcting or supplementing any provision in the Indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this bullet point shall not adversely affect the interest of the holders of the Remarketed Debentures in any material respect;

•	evidencing and providing for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Remarketed Debentures;

•	complying with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

•	conforming the terms of the Indenture and the Remarketed Debentures to the description of the Remarketed Debentures in this prospectus supplement, in the manner provided in the Indenture.

Book-Entry System

The certificates representing the Remarketed Debentures will be issued in the form of one or more fully registered global debentures without coupons (the “Global Debentures”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the Remarketed Debentures will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual Remarketed Debentures represented thereby, any interests in the Global Debentures may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Forms of Securities” in the accompanying prospectus.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the

Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

Governing Law

The Indenture and the Remarketed Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The Indenture Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the Indenture Trustee is under no obligation to exercise any of the powers under the Indenture at the request, order or direction of any holders of Remarketed Debentures unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Miscellaneous

Subject to applicable law, including, without limitation, U.S. federal securities laws, and subject to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase any of the Remarketed Debentures that are then outstanding by tender, in the open market or by private agreement.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of the Remarketed Debentures. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income and estate tax consequences different from those discussed below. Except where noted, this summary deals only with Remarketed Debentures held as capital assets (generally for investment purposes) by a beneficial owner who acquires the Remarketed Debentures in this remarketing at the remarketing offering price. This summary does not address all aspects of U.S. federal income and estate taxes related to the purchase, ownership and disposition of the Remarketed Debentures and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Remarketed Debentures as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of Remarketed Debentures whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. federal estate or gift taxes, if any, except as set forth below with respect to non-U.S. holders.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Remarketed Debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors.

This summary of material U.S. federal income and estate tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. If you are considering the purchase of Remarketed Debentures, you should consult your tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of Remarketed Debentures, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of Remarketed Debentures that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

Subject to the discussions below regarding original issue discount and pre-issuance accrued interest, interest on a Remarketed Debenture generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Original Issue Discount

Special rules apply with respect to debt instruments that are issued with original issue discount, which we refer to as OID. Under applicable U.S. Treasury Regulations relating to OID, the possibility that stated interest on the Remarketed Debentures might be deferred could result in the Remarketed Debentures being treated as issued with OID, unless the likelihood of such deferral is remote within the meaning of the regulations. Because the exercise of our option to defer payments of stated interest on the Remarketed Debentures would prevent us from (i) declaring dividends, or engaging in certain other capital transactions, with respect to our capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by us that rank equal with or junior to the Remarketed Debentures, we believe that the likelihood of our exercising our option to defer payments is “remote” within the meaning of the U.S. Treasury Regulations. Based on the foregoing, we intend to take the position that the Remarketed Debentures will not be deemed to be issued with OID at the time of their issuance. Accordingly, each holder should include in gross income that holder’s allocable share of interest on the Remarketed Debentures in accordance with that holder’s method of tax accounting.

The IRS has not defined the meaning of the term “remote” as used in the applicable U.S. Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement. Under the applicable U.S. Treasury Regulations, if the option to defer any payment of interest were determined not to be “remote” on the date of issuance, the Remarketed Debentures would be treated as issued with OID at the time of issuance and all stated interest on the Remarketed Debentures would be treated as OID. Furthermore, if we were to exercise our option to defer the payment of interest on the Remarketed Debentures, the Remarketed Debentures would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments on the Remarketed Debentures would be treated as OID. In the event that the option to defer any payment of interest were determined not to be “remote” or if we exercised that option, each holder would be required to accrue and include OID in taxable income on an economic accrual basis before the receipt of the cash attributable to the interest (regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder would be required to include in gross income OID even though we do not make actual payments on the Remarketed Debentures during a deferral period.

There are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Remarketed Debentures, and therefore the U.S. federal income tax treatment of the Remarketed Debentures under the OID rules is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the Remarketed Debentures could be treated as “contingent payment debt instruments.” We have determined (and the remainder of this discussion assumes) that the Remarketed Debentures are not contingent payment debt instruments. Our determination is binding on a U.S. holder unless the holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. If the IRS were to successfully challenge our determination and the Remarketed Debentures were treated as contingent payment debt instruments, U.S. holders would be required, among other things, to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the Remarketed Debentures and greater than the amount of interest paid in cash, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Remarketed Debenture. Purchasers of Remarketed Debentures are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Remarketed Debentures.

Pre-Issuance Accrued Interest

The purchase price of the Remarketed Debentures sold in this remarketing will include interest that accrued prior to the date of issuance of the Remarketed Debentures, which we refer to as pre-issuance accrued interest. The portion of the first stated interest payment on the Remarketed Debentures equal to the amount of such pre-issuance accrued interest should be treated as a return of such pre-issuance accrued interest and should not be taxable as interest on the Remarketed Debentures.

Bond Premium

It is anticipated that the remarketing offering price of the notes (excluding pre-issuance accrued interest) will exceed the principal amount of the notes. A U.S. holder may elect to amortize this premium over the term of the Remarketed Debenture on a constant yield basis. The amount amortized in any year generally will be treated as a deduction against the holder’s interest income on the Remarketed Debenture in such year. This election generally will apply to all debt instruments held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. A U.S. holder’s tax basis in a Remarketed Debenture will be decreased by the amount of the premium amortized during the holder’s holding period. If a U.S. holder does not elect to amortize premium, the amount of premium will be included in the holder’s tax basis in the Remarketed Debenture, decreasing the gain or increasing the loss otherwise recognizable on the disposition of the Remarketed Debenture.

Sale, Redemption or Other Taxable Disposition of Remarketed Debentures

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a Remarketed Debenture equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the Remarketed Debenture. A U.S. holder’s tax basis in a Remarketed Debenture will generally be equal to the amount that such U.S. holder paid for the Remarketed Debenture (excluding pre-issuance accrued interest) decreased by the amount of any amortizable bond premium previously deducted by the holder. However, if stated interest payments are deferred so that the

Remarketed Debenture is deemed to be reissued with original issue discount, a holder’s tax basis in the Remarketed Debenture would be increased by the amount of accrued original issue discount, and decreased by all payments on the Remarketed Debenture after such deemed reissuance. Any gain or loss recognized on a taxable disposition of the Remarketed Debenture will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the Remarketed Debenture, a U.S. holder is treated as holding the Remarketed Debenture for more than one year, such capital gain or loss will be long-term capital gain or loss. Otherwise, such capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest (including OID) on the Remarketed Debentures and to the proceeds of a sale of a Remarketed Debenture paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest (including OID) on the Remarketed Debentures to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business and backup withholding, will not be subject to U.S. federal income or withholding tax, provided that:

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the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a Remarketed Debenture is described in Section 881(c)(3)(A) of the Code; and

•

(a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (b) the non-U.S. holder holds the Remarketed Debentures through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including OID) generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form

W-8ECI (or other applicable form) stating that interest (including OID) paid on the Remarketed Debentures is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If a non-U.S. holder is engaged in a trade or business in the United States and interest (including OID) on the Remarketed Debentures is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest (including OID) on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption, or Other Taxable Disposition of Remarketed Debentures

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a Remarketed Debenture will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the Remarketed Debentures at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest (including OID) paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest (including OID) that we make, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Remarketed Debenture within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

U.S. Federal Estate Taxes

A Remarketed Debenture beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•

the individual does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code; and

•

interest payments with respect to such Remarketed Debenture, if received at the time of the individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

UNDERWRITING

In connection with this remarketing, State Street and Goldman, Sachs & Co. have entered into an underwriting agreement and a remarketing agreement with respect to the Remarketed Debentures.

Under the remarketing agreement, the Remarketing Agent has agreed to use its commercially reasonable efforts to effect this remarketing and, in connection therewith, to obtain a price for the Remarketed Debentures offered in this remarketing that results in proceeds, net of the remarketing fee to be paid to the Remarketing Agent described below, of at least 100% of their aggregate Remarketing Value. The Remarketing Agent will use the net proceeds obtained from this remarketing to purchase Qualifying Treasury Securities and deliver them to U.S. Bank National Association, as securities intermediary, against delivery of the Remarketed Debentures. In connection with the sale of the Remarketed Debentures in this remarketing, the Remarketing Agent will receive a remarketing fee equal to 45 basis points (0.45%) of the principal amount of the Remarketed Debentures.

Subject to certain conditions, Goldman, Sachs & Co., as underwriter, has agreed pursuant to the underwriting agreement to purchase $500,100,000 principal amount of Remarketed Debentures.

The underwriter is committed to take and pay for all of the Remarketed Debentures being offered, if any are taken.

Remarketed Debentures sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Remarketed Debentures are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The offering of the Remarketed Debentures by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We and the Trust have agreed during the period beginning from the date hereof and continuing to and including the business day after the date of the delivery of the Remarketed Debentures against payment therefor, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any debt securities of the Company or State Street Bank (other than (i) the Remarketed Debentures, (ii) commercial paper issued in the ordinary course of business, (iii) certificates of deposit issued in the ordinary course of business, (iv) debt securities issued in connection with overnight Federal Reserve Bank transactions and (v) debt securities issued with the prior written consent of the underwriter).

The Remarketed Debentures have no established trading market. The company has been advised by the underwriter that the underwriter intends to make a market in the Remarketed Debentures but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Remarketed Debentures.

It is expected that delivery of the Remarketed Debentures will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of pricing of the Remarketed Debentures (this settlement cycle being referred to as “T+ 7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Remarketed Debentures on the date of pricing or the succeeding seven business days will be required, by virtue of the fact that the Remarketed Debentures initially will settle in T+ 7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Remarketed Debentures who wish to trade Remarketed Debentures prior to the date of their delivery should consult their own advisor.

In connection with the offering, the underwriter may purchase and sell Remarketed Debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of Remarketed Debentures than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Remarketed Debentures while the offering is in progress.

These activities by the underwriter, as well as other purchases by the underwriter for its own account, may stabilize, maintain or otherwise affect the market price of the Remarketed Debentures. As a result, the price of the Remarketed Debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

State Street and the Trust estimate that their total share of expenses in the offering, excluding the remarketing fee, will be approximately $700,000.

State Street and the Trust have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933 and liabilities arising out of the performance of its obligations as Remarketing Agent.

Goldman, Sachs & Co. and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for State Street and its subsidiaries, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, Goldman, Sachs & Co. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of State Street or the Trust. Goldman, Sachs & Co. and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Remarketed Debentures which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Remarketed Debentures shall require State Street, the Trust or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Remarketed Debentures to the public” in relation to any Remarketed Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Remarketed Debentures to be offered so as to enable an investor to decide to purchase or subscribe the Remarketed Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Remarketed Debentures in circumstances in which Section 21(1) of the FSMA does not apply to State Street or the Trust; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Remarketed Debentures in, from or otherwise involving the United Kingdom.

Hong Kong

The Remarketed Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Remarketed Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Remarketed Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Remarketed Debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in

Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Remarketed Debentures may not be circulated or distributed, nor may the Remarketed Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Remarketed Debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Remarketed Debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters in connection with the remarketing of the Remarketed Debentures will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Goldman, Sachs & Co. has been represented by Cravath, Swaine & Moore LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2010 and March 31, 2009, the three- and six-month periods ended June 30, 2010 and June 30, 2009, and the three- and nine-month periods ended September 30, 2010 and September 30, 2009, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2010, August 6, 2010 and November 5, 2010, included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because our common stock is listed on the New York Stock Exchange, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•	Current Reports on Form 8-K filed on February 4, 2010, March 3, 2010, May 17, 2010, May 24, 2010, July 7, 2010, December 1, 2010, December 9, 2010, January 3, 2011 and February 2, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Warrants

State Street Capital Trust V

State Street Capital Trust VI

Capital Securities

Guaranteed by State Street Corporation

We may issue debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units and warrants, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.

The trusts are Delaware statutory trusts. Each trust may from time to time:

•	sell capital securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

State Street Corporation will guarantee the payment by the trusts of the capital securities based on obligations discussed in this prospectus. This is called the capital securities guarantee.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “STT.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including Item IA – Risk Factors beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2008.

These securities are not deposits or other obligations of a bank and, unless the applicable prospectus supplement so indicates, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or the selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, capital securities and related guarantees. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, which is our principal bank subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because our common stock is listed on the New York Stock Exchange, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K filed on January 16, 2009, January 20, 2009, March 6, 2009 (two 8-Ks) and March 10, 2009.

•	Registration Statement on Form 8-A (relating to our common stock) filed on January 18, 1995.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about our confidence in our strategies and our expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

•

global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;

•	the financial strength of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;

•

the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•	the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;

•

the possibility that changes to accounting rules or in market conditions or asset performance (including the financial condition of any guarantor of any assets) may require any off-balance sheet activities, including the unconsolidated asset-backed commercial paper conduits we administer, to be consolidated into our financial statements, requiring the recognition of associated losses;

•	the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•

potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•	our ability to measure the fair value of securities in our investment securities portfolio and in the unconsolidated asset-backed commercial paper conduits we administer;

•

the results of litigation and similar disputes and, in particular, the effect of current or potential litigation concerning State Street Global Advisors’ active fixed-income strategies, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings;

•	adverse publicity or other reputational harm;

•	our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

•	our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•

our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;

•	our ability to obtain quality and timely services from third parties with which we contract;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, described above under the Section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

STATE STREET CORPORATION

State Street Corporation is a financial holding company organized under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

We were organized in 1969 and conduct our business primarily through our principal bank subsidiary, State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

With $12.04 trillion of assets under custody and $1.44 trillion of assets under management at December 31, 2008, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Including the United States, we operate in 27 countries and more than 100 geographic markets worldwide.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

RATIOS OF EARNINGS TO FIXED CHARGES

STATE STREET CORPORATION

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Years Ended December 31,
(Dollars in millions)		2008	2007	2006	2005	2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		983	1,248	1,384	948	481
Preferred stock dividends and related adjustments		22	—	—	—	—

Adjusted earnings	(A)	$3,881	$3,216	$3,198	$2,396	$1,712

Interest on short-term borrowings		$674	$959	$1,145	$753	$315
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98
Preferred stock dividends and related adjustments		22	—	—	—	—

Fixed charges and preferred stock dividends	(B)	$1,005	$1,248	$1,384	$948	$481

Consolidated ratio of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	3.86 x	2.58 x	2.31 x	2.53 x	3.56 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		2,309	3,546	3,275	2,080	993
Preferred stock dividends and related adjustments		22	—	—	—	—

Adjusted earnings	(C)	$5,207	$5,514	$5,089	$3,528	$2,224

Interest on short-term borrowings and deposits		$2,000	$3,257	$3,036	$1,885	$827
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98
Preferred stock dividends and related adjustments		22	—	—	—	—

Fixed charges and preferred stock dividends	(D)	$2,331	$3,546	$3,275	$2,080	$993

Consolidated ratio of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	2.23 x	1.55 x	1.55 x	1.70 x	2.24 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

Ratio of Earnings to Fixed Charges

	Years Ended December 31,
(Dollars in millions)			2008	2007	2006	2005	2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported			$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities			34	65	43	16	39
Fixed charges			983	1,248	1,384	948	481

Adjusted earnings	(A	)	$3,859	$3,216	$3,198	$2,396	$1,712

Interest on short-term borrowings			$674	$959	$1,145	$753	$315
Interest on long-term debt, including amortization of debt issuance costs			187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)			122	100	99	95	98

Fixed charges	(B)		$983	$1,248	$1,384	$948	$481

Consolidated ratio of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)		3.93 x	2.58 x	2.31 x	2.53 x	3.56 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported			$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities			34	65	43	16	39
Fixed charges			2,309	3,546	3,275	2,080	993

Adjusted earnings	(C	)	$5,185	$5,514	$5,089	$3,528	$2,224

Interest on short-term borrowings and deposits			$2,000	$3,257	$3,036	$1,885	$827
Interest on long-term debt, including amortization of debt issuance costs			187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)			122	100	99	95	98

Fixed charges	(D	)	$2,309	$3,546	$3,275	$2,080	$993

Consolidated ratio of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)		2.25 x	1.55 x	1.55 x	1.70 x	2.24 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, or investments in or extensions of credit to our subsidiaries. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under an indenture dated as of March 11, 2009, as amended or supplemented from time to time, (the senior indenture) between us and U.S. Bank National Association, as senior trustee. The subordinated debt securities will be issued under an indenture dated as of March 11, 2009, as amended or supplemented from time to time, (the subordinated indenture) between us and Wells Fargo Bank, National Association, as subordinated trustee. Each indenture is filed as an exhibit to the registration statement that contains this prospectus.

The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under “Subordinated Debt Securities-Subordination” beginning on page 15. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We also may, from time to time, incur additional indebtedness that is senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank senior to the debt securities. The debt securities will not be secured.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

•	any fixed or variable interest rate or rates per annum;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•

any additional or different events of default that apply to any debt securities of the series and any change in the rights of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•	any additional or different covenants that apply to any debt securities of the series; and

•	any other terms of the debt securities of that series.

We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Debt securities may be issued as original issue discount securities which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

The following are “events of default” under the senior indenture and “defaults” under the subordinated indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other default or event of default provided with respect to debt securities of that series.

If an event of default under the senior indenture occurs and is continuing for any series of debt securities, other than an event of default resulting from bankruptcy, insolvency or reorganization, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. The senior debt securities will automatically be accelerated upon the occurrence of an event of default resulting from bankruptcy, insolvency or reorganization. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the senior debt securities, the whole amount then due and payable on such senior debt securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such senior debt securities.

In the case of any event of default with respect to the senior debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the senior debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or agreement or in aid of the exercise of any power granted in the senior indenture, or to enforce any other proper remedy.

Under the subordinated indenture, an “event of default” is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an “event of default” resulting from bankruptcy, insolvency or reorganization. In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, including any sinking fund payment or analogous obligations, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. In the case of any default with respect to the subordinated debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least a majority in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on State Street in the indentures;

•

adding any additional events of default for the benefit of the holders of all or any series of debt securities and, under the subordinated indenture, adding additional defaults for the benefit of all or any series of subordinated debt securities;

•

adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the debt securities; and

•

evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under “Events of Default” beginning on page 11.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•

immediately after giving effect to such transaction, no default, and no event which, after notice or lapse of time or both, would become a default, shall have happened and be continuing under the subordinated indenture;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing under the senior indenture; and

•	specified other conditions are met.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. Wells Fargo Bank, National Association is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

Debt securities issued outside the United States may be subject to certain selling restrictions that will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock or Assets of State Street Bank

The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock, or any security convertible or exercisable into voting stock, of State Street Bank.

This restriction does not apply to dispositions made by us or any subsidiary:

•	if such disposition or issuance is for fair market value as determined by our board of directors; and

•

if after giving effect to such disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of State Street Bank or any subsidiary that owns State Street Bank.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

If the prospectus supplement relating to the debt securities of a series so specifies, we may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

•	the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

•

our obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as “legal defeasance.”

In addition, other than our covenant to pay the amounts due and owing with respect to the debt securities of a particular series, we may elect to have our obligations as the issuer of debt securities of any series released with respect to covenants relating to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of such series. If such a release of our covenants occurs, our failure to perform or a breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. A discharge of this type is referred to as “covenant defeasance.”

To exercise either a legal defeasance or a covenant defeasance, certain conditions must be met, including, among other things:

•

we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

•	no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

•	the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all “other financial obligations” (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, no payment may be made on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness, that permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•

all of our “indebtedness” (as defined below), except (A) subordinated debt securities issued under the subordinated indenture, (B) indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.

The term indebtedness means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

•	for borrowed money; or

•	incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, other financial obligations means:

•	our obligations under direct credit substitutes;

•	our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

•	any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

•

all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity options contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

The subordinated debt securities shall rank equal in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by State Street, as depositor of each trust, and the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety (each as so amended and restated, a trust agreement) prior to the issuance of capital securities by the trust, substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•	issuing the capital securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the capital securities and the common securities (together, the trust securities) in junior subordinated debentures; and

•	engaging in only those activities necessary, convenient or incidental thereto.

All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the junior subordinated indenture, with respect to payment, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. An event of default under the junior subordinated indenture is referred to as a “debenture event of default.”

Each trust’s business and affairs will be conducted by its trustees, each appointed by State Street as holder of the common securities. The trustees of each trust will be U.S. Bank National Association, as the property trustee, U.S. Bank Trust National Association, as the Delaware trustee and two individual trustees, the administrative trustees, who are employees or officers of or affiliated with State Street. U.S. Bank National Association, as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. U.S. Bank National Association will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Capital Securities Guarantees” and “Description of the Junior Subordinated Debentures.”

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may be terminated earlier as provided in the applicable trust agreement.

State Street will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o State Street Bank and Trust Company, N.A., Two World Financial Center, 225 Liberty Street, New York, New York 10281, telephone number (917) 790-4000.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, dated as of December 15, 1996, as supplemented from time to time between us and U.S. Bank National Association, as successor trustee, who we refer to as the debenture trustee. The junior subordinated indenture is qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular capital securities being offered. The following description is not intended to be complete and is qualified by the junior subordinated indenture, which is incorporated by reference as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination” below. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities, including the junior subordinated debentures, will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities, including the junior subordinated debentures, to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any debt securities of the series;

•

any additions or changes to the junior subordinated indenture with respect to such junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of State Street or a holder to convert or exchange the junior subordinated debentures into capital securities; and

•	any other terms of the debt securities of that series.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than U.S. dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special U.S. federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Additional Interest

If, a trust is the holder of all the junior subordinated debentures, a tax event (as defined below) occurs and as a result of such event, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust generally will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the city of New York or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may, at any time, designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, if required, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if, in respect of a series of junior subordinated debentures, a tax event, an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board, if required, redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price set forth in the applicable prospectus supplement.

Tax event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by State Street on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for U.S. federal income tax purposes, or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Investment company event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

Capital treatment event means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable capital securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable capital securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

•

there shall have occurred any event that with the giving of notice or the lapse of time, or both, would constitute an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

(1)	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

(2)	as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(3)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(4)	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

(5)	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•

we shall not make any payment of principal or premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior to the junior subordinated debentures of such series.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized and existing in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing under the junior subordinated indenture;

•	such transaction is permitted under the related trust agreement and guarantee; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant or agreement in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of State Street.

If an event of default (other than specified events of bankruptcy, insolvency or reorganization) under the junior subordinated indenture shall occur and be continuing, either the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities shall have such right. If an event of default arising from specified events of bankruptcy, insolvency or reorganization shall occur, the principal amount of the junior subordinated debentures of that series then outstanding shall automatically become immediately due and payable.

Upon the cure of any event of default that has been declared, the holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

The holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures and, in the case of any related capital securities, the holders of a majority in aggregate liquidation amount, may waive any default, except (i) a default in payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee) or (ii) a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

The holders of a majority of the principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

Distribution of the Junior Subordinated Debentures

Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of the Capital Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

At any time and from time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

•	adding to the covenants of State Street for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•

changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related capital securities;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts under the junior subordinated indenture by more than one trustee; and

•	qualifying the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures of each series affected by such amendment at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by a trust or a trustee of a trust, no modification maybe made that adversely affects the holders of the related capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the capital securities of that trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to a series of junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the junior subordinated debentures when due, a holder of the related capital securities, to the fullest extent permitted by applicable law, may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the related capital securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off against the corresponding junior subordinated debentures any payment made by us to such holder of capital securities in connection with any such direct action.

The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. Please see “Description of the Capital Securities—Events of Default; Notice.”

Defeasance and Discharge

The junior subordinated indenture provides that when:

(1)	all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

(2)	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

(3)	we have paid all other sums payable under the indenture by us; and

(4)	we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Debt means, with respect to any person, whether recourse as to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•

every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts, options and swaps and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Senior debt means the principal of and premium, if any, and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures.

Senior debt does not include:

•	any debt of State Street that, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

•	any debt of State Street to any of its subsidiaries;

•	any debt to any of our employees;

•	trade accounts payable;

•	accrued liabilities arising in the ordinary course of business; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Under the junior subordinated indenture, any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

State Street may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related capital securities. In each such instance, concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds thereof and the consideration paid by us for the trust’s common securities in the series of corresponding junior subordinated debentures issued by us to such trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Capital Securities.”

We will covenant, as to each series of corresponding junior subordinated debentures:

(1)	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

(2)	not to voluntarily terminate, windup or liquidate any trust, except, if so specified in the applicable prospectus supplement and upon prior approval of the Federal Reserve Board (if required):

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

(3)	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to continue not to be taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, U.S. Bank National Association, will act as trustee for the capital securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

Set forth below is a summary of the material terms and provisions of the capital securities. This summary, which describes the material provisions of the capital securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Statutory Trust Act and the Trust Indenture Act.

General

The declaration of trust authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. The trust securities consist of the capital securities and the common securities. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the capital securities. However, if a debenture event of default with respect to payment occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the capital securities. Please see “Description of the Trusts” for the definition of debenture event of default.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by us for the benefit of the holders of a trust’s trust securities, each a guarantee, will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the related trust does not have funds on hand available to make such payments. Please see “Description of the Capital Securities Guarantees.”

Distributions

Distributions on the capital securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a distribution date. The term distribution includes any interest payable on unpaid distributions unless otherwise stated.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, pursuant to which we will issue the corresponding junior subordinated debentures, to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series (an extension period), provided that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

As a consequence of any such deferral, distributions on the related capital securities would be deferred, but would continue to accumulate additional distributions at the rate per annum, if any, set forth in the prospectus supplement for such capital securities, by the trust during any extension period. If we exercise our deferral right, then during any extension period, we may not:

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•

as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The revenue of each trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of the Capital Securities Guarantees.”

Distributions on the capital securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant date of distribution. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated and unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. Please see “Description of Junior Subordinated Debentures—Redemption.” If less than all of the trust securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of the trust securities to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related capital securities and the common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve Board (if required). Please see “Description of Junior Subordinated Debentures—Redemption.”

If any tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities shall occur and be continuing, then within 90 days of such occurrence we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of such capital securities and common securities in whole, but not in part, at the redemption price specified in the applicable prospectus supplement. In the event a tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such capital securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such capital securities and common securities in exchange therefor upon liquidation of the trust as described below, such capital securities will remain outstanding.

Like amount means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities;

•	with respect to an exchange of trust securities, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities exchanged therefor;

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed; and

•

with respect to any distribution of additional interest to the holders of any series of trust securities, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which such distribution is made.

Liquidation amount means the stated amount per trust security as set forth in the applicable prospectus supplement.

Exchange

If at any time, we or any of our affiliates own any related capital securities, we or such affiliate will have the right to deliver to the property trustee, all or such portion of such related capital securities as we or our affiliate elect, in exchange for a like amount of junior subordinated debentures. In the event of such exchange, we and any of our affiliates that own outstanding common securities, will also deliver to the property trustee a proportional amount of the outstanding common securities in exchange for a like amount of junior subordinated debentures.

Distribution of Corresponding Junior Subordinated Debentures

We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related capital securities and common securities issued by such trust to be distributed to the holders of such related capital securities and common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:

•	such series of capital securities will no longer be deemed to be outstanding;

•	certificates representing a like amount of junior subordinated debentures will be issued to the holders of trust securities certificates, upon surrender of such certificates;

•

any certificates not surrendered will be deemed to represent a like amount of the corresponding junior subordinated debentures, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such certificates until such certificates are surrendered; and

•	all rights of holders of such series of capital securities will cease, except the right of such holders to receive junior subordinated debentures.

We cannot assure you as to the market prices for the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution and liquidation of a trust were to occur. Accordingly, the capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Subordination of Common Securities

Payment of distributions on, the redemption price of and the liquidation amount in respect of, each trust’s capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. If, however, on any distribution date, redemption date or liquidation date, a debenture event of default shall have occurred and be continuing, no payment of any distribution on, redemption price of, or liquidation distribution in respect of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution, the full amount of such liquidation distribution on all outstanding capital securities, shall have been made or provided for, and all funds immediately available to the property trustee shall first be applied to the payment in full in cash of all distributions on, redemption price of, or liquidation distribution in respect of, the trust’s capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of such trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of State Street;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve such trust, subject to our having received prior approval of the Federal Reserve Board, if required;

•	redemption of all of the trust’s capital securities as described under “Redemption or Exchange—Mandatory Redemption;”

•	an exchange of 100% of any series of capital securities for a like amount of junior subordinated debentures at our election, as described under “Redemption or Exchange—Exchange;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

As soon as is practicable after the occurrence of one of the events described above and upon completion of the winding up and liquidation of the trust, the trustees will terminate the trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of all claims and obligations of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of the claims and obligations of such trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its capital securities shall be paid on a pro rata basis. The holder(s) of such trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its capital securities, except that if a debenture event of default with respect to payment has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a trust event of default) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by such trust (please see “Description of the Junior Subordinated Debentures—Events of Default, Waiver and Notice”);

•	the default by the applicable trust in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the applicable trust in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement, other than the payment defaults dealt with above, and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us and the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of such trust’s capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the capital securities of such trust shall have a preference over such trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless a debenture event of default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such person shall be otherwise qualified and eligible and will be bound by the terms of such trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities, and without the consent of the administrative trustees, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

(1)	expressly assumes all of the obligations of such trust with respect to the capital securities, or

(2)	substitutes for the capital securities other securities having substantially the same terms as the capital securities, or the successor securities, so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(1)	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

(2)	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Capital Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

We and the administrative trustees may amend each trust agreement from time to time:

•	without the consent of the holders of the capital securities to:

(1)	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

(2)	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes at all times that any trust securities are outstanding and/or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended;

provided, however that in the case of either clause (1) or (2), such action will not adversely affect in any material respect the interests of any holder of capital securities;

•	upon the consent of the property trustee and each affected holder of capital securities to:

(1)	change the timing of any distribution or the amount of distribution per liquidation amount on such trust securities held by such affected holder or otherwise adversely affect the amount of any distribution required to be made in respect of the liquidation amount of trust securities held by such affected holder as of a specified date; or

(2)	restrict the right of such affected holder of trust securities to institute suit for the enforcement of any such payment on or after such date;

•

upon the consent of the property trustee and the unanimous consent of all holders of capital securities to amend the amendment provisions requiring consent of each affected holder or unanimous consent of all holders of each trust agreement; and

•

upon the consent of the property trustee and the holders of a majority in liquidation amount of the capital securities for all amendments other than those specifically requiring consent of each affected holder or unanimous consent of all holders of each trust agreement.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for a trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be U.S. Bank National Association and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that U.S. Bank National Association shall no longer be the paying agent, the property trustee will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, U.S. Bank National Association will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under such trust agreement to vote, then the property trustee will deliver a notice to us requesting our direction, and the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

Pursuant to the trust agreement of each trust, we, as depositor, agree to pay:

•	all costs, expenses or liabilities of each trust (other than with respect to the capital securities);

•

all costs and expenses of each trust (including costs and expenses relating to the organization of each trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of each trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each trust might become subject.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of the state of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act of 1940, as amended, and will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of State Street for U.S. federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of capital securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the capital securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the capital securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of each trust.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

Set forth below is a summary of information concerning the capital securities guarantees that we will execute and deliver for the benefit of the holders of capital securities. Each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each capital securities guarantee will be those set forth in the capital securities guarantee and those made part of the capital securities guarantee by the Trust Indenture Act. The summary of the material terms of the capital securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of capital securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the capital securities of the applicable trust.

General

Pursuant to and to the extent set forth in the capital securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as guarantee payments, without duplication:

•	any accumulated and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any capital securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

(1)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment; and

(2)	the amount of assets of the trust remaining for distribution to holders of the capital securities on liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the capital securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the trust to pay such amounts to such holders.

The capital securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. Please see “—Status of the Guarantees.” We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the capital securities guarantees, will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the capital securities guarantees, to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations. Except as otherwise provided in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures, the indentures and the trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the capital securities guarantees, except that upon an event of default under the indenture, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantees

Each capital security guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our senior debt in the same manner as the junior subordinated debentures; and

•	equally with all other capital security guarantees that we issue.

Each capital securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each capital securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debentures, including any distribution of junior subordinated debentures upon an exchange.

Amendments and Assignment

The capital securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantees

Each capital securities guarantee will terminate upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debentures to the holders of the trust securities, upon an exchange of 100% of any series of capital securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of such trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Events of Default

An event of default under a capital securities guarantee will occur if we fail to perform any payment or other obligations under the capital securities guarantee.

The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the capital securities guarantee. Any holder of capital securities may institute a legal proceeding directly against us to enforce such holder’s rights and our obligations under the capital securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the capital securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The capital securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR

SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

As set forth in the trust agreements, the sole purpose of the trusts is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•

under the junior subordinated indenture, we will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•	the trust agreements further provide that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. Each capital securities guarantee is a subordinated guarantee in relation to the capital securities. The capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. Please see “Description of the Capital Securities Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

The capital securities guarantees cover the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreements allow the holders of the capital securities, to the fullest extent permitted by law, to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

To the fullest extent permitted by law, a holder of capital securities may institute a direct action if a trust event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.

We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the capital securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the capital securities guarantee or (2) sue the trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee on a subordinated basis by us of payments due on the capital securities. Please see “Description of the Capital Securities Guarantees—General.”

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in such trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from such trust (or from us under the applicable guarantee) if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related capital securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. Please see “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trusts’ obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. Of such number of shares of preferred stock, 5,001 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series A, or the series A preferred stock, and 20,000 shares have been designated as Fixed Rate Cumulate Preferred Stock, Series B, or the series B preferred stock. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. 20,000 shares of our series B preferred stock are currently outstanding and none of our other preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Our series B preferred stock has, and any other series of preferred stock upon issuance, including our series A preferred stock will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. In particular, any series of the preferred stock that we may issue will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provides that it will rank junior or senior to our series A preferred stock and/or our series B preferred stock, the series A preferred stock and series B preferred stock will be parity securities with respect to such preferred stock. The consent of at least a majority of the shares of series A preferred stock then outstanding is required for us to authorize any class or series of capital stock that would rank senior to the series A preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution. The consent of at least 66 2/3% of the shares of series B preferred stock then outstanding is required for us to authorize any class or series of capital stock that would rank senior to the series B preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, including any parity securities, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement. In addition, our participation in the U.S. Treasury’s TARP capital purchase program restricts our ability prior to October 28, 2011, or such earlier time as all shares of our series B preferred stock issued to the U.S. Treasury have been redeemed by us or transferred by the U.S. Treasury, to, subject to certain exceptions, redeem or purchase any of our capital stock or other equity securities, which includes preferred stock.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

In addition, if the dividends on (1) when shares of series A preferred stock are outstanding, the series A preferred stock or any securities designated as ranking on parity with the series A preferred stock or (2) when shares of series B preferred stock are outstanding, the series B preferred stock, have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the series A preferred stock and/or series B preferred stock, together with the holders of any outstanding securities designated as ranking on a parity with such series of preferred stock and with like voting rights, referred to as voting parity securities, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Upon the termination of these rights of the holders of preferred stock and voting parity securities to vote for preferred stock directors, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of State Street will be reduced by the number of preferred stock directors that the holders of preferred stock and voting parity securities had been entitled to elect.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, American Stock Transfer and Trust Company will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of State Street, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

General

We have 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 431,965,675 shares were outstanding as of January 31, 2009.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of the series B preferred stock, and the series A preferred stock and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

In addition, the terms of the U.S. Treasury’s TARP capital purchase program require us to pay preferred cumulative dividends to the U.S. Treasury and restrict our ability prior to October 28, 2011, or such earlier time as all shares of series B preferred stock issued by us to the U.S. Treasury have been redeemed by us or transferred by the U.S. Treasury, to increase dividends on our common stock to greater than $0.24 per share, or, subject to certain exceptions, to redeem or purchase any of our capital stock or other equity securities, which includes our common stock. For more information on restrictions on our ability to pay dividends on our common stock see “— Restrictions on Ownership” below.

Our series B preferred stock has, and our series A preferred stock and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities,

•	capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries, or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, stock purchase contract, stock purchase unit, warrant and capital security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants or capital securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities and capital securities, and any payments to holders with respect to warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of State Street, the trustees, any warrant agent, unit agent or any other agent of State Street, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and the selling security holders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such securityholder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling securityholder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or any selling securityholder in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us and/or the selling securityholders or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2008 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

State Street Corporation

$500,100,000

4.956% Junior Subordinated Debentures due 2018

Prospectus Supplement

February 2, 2011

Remarketing Agent and Sole Book-Runner

Goldman, Sachs & Co.